EXPLANATORY NOTE

This Post-Qualification Offering Circular Amendment No.1 amends the offering circular of TAHAWI Aerospace Corp known as “TACC”. as qualified on January 25, 2017 and as may be amended and supplemented from time to time (the “offering circular”), to add, update and/or replace information contained in the offering circular.

Post-Qualification Offering Circular

Amendment No.1 File No. 024-10617

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

TIER II OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

CURRENT REPORT

TAHAWI AEROSPACE CORP. “TACC”

(Exact name of registrant as specified in its charter)

Date: January 15, 2018

Delaware	3720	81-4002919
(State or Other Jurisdiction of Incorporation) Adamson Brothers, Corp. Advisor	(Primary Standard Classification Code) ADAM ALTAHAWI TAHAWI AEROSPACE CORP. “TACC” 16500 Collins Ave, Suite 1652 SUNNY ISLES BEACH, FL 33160	(IRS Employer Identification No.) IndigoSpire CPA Group Auditor

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

AMENDMENT TO THE OFFERING CIRCULAR DATED JANUARY 15, 2018

This offering statement pursuant to Regulation A tier II relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission.  Information contained in this Amendment to the Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Amendment to the Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor there will be any sales of these securities in any state in which such offer, solicitation or sale is unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

TAHAWI AEROSPACE CORP. “TACC”

EQUITY OFFERING

SHARES of 12,500,000 OF CLASS A SHARES

$0.00001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of TACC.  Upon completion of this Offering, we will attempt to have the shares listed on the NASDAQ. TAHAWI aerospace has reserved the NASDAQ ticker symbol “TACC”. There is no assurance that the Shares will ever be listed on the NASDAQ.  To be listed on the NASDAQ, the company needs to apply for the NADSAQ listing.  As of the date of this offering circular, we have not made any arrangement to apply to list our share on the NASDAQ.

In this exempt offering we, “TAHAWI AEROSPACE CORP.” also known as “TACC” are offering 12,500,000 Class A shares. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding the resale share may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. The minimum number of shares required to be purchased by each investor is 100 shares or $400 in value.  The shares being offered by the Company will be sold on our behalf by our Chief Executive Officer and Chief Financial Officer. They are deemed to be an underwriter of this offering. They will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the 12,500,000 Class A shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $4 per share for the duration of the Offering. Assuming all of the 12,500,000 shares being offered by the Company are sold, the

Company will receive $49,900,000 in gross proceeds. Assuming 9,375,000 shares (75%) being offered by the Company are sold, the Company will receive $37,300,000 in net proceeds. Assuming 6,250,000 shares (50%) being offered by the Company are sold, the Company will receive $24,900,000 in net proceeds. Assuming 12,500,000 shares (25%) being offered by the Company are sold, the Company will receive $12,400,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your share.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$4.00	Not applicable	$4.00
Minimum Purchase	$400.00	Not applicable	$400.00
Total (12,500,000 Shares)	$50,000,000	Not applicable	$50,000,000

Currently, our CEO owns approximately 95% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares being offered on behalf of the company are sold, Our CEO, Mr. Altahawi will hold or have the ability to control approximately 75% of the voting power of our outstanding capital stock.

If the entire shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $100,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases share will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by our President, CEO, CFO and Directors. There has been no public trading market for the common stock of TAHAWI AEROSPACE CORP “TACC”.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS AMENDMENT TO THE OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS AMENDMENT TO THE OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVEST-MENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE

ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE OUR SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 15.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE

COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our security offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

We are following the “Offering Circular” format of disclosure under Regulation “A”

The date of this offering circular is January 15, 2018

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

SUMMARY OF INFORMATION IN OFFERING CIRCULAR

In this offering circular, ‘‘TAHAWI AEROSPACE CORP,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to as “TACC”, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 20, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of shares will be immediately available to us for use in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

The Company

TACC began operations in 2016. TACC is in the early stages of developing efficient 90 passenger Turboprop aircraft made up of 40% composite materials for regional 500 nautical miles flights. The regional jet market is trending towards larger 100/150-seat airplanes such as the second-generation Embraer E-Jets and the C Series while abandoning competition in the turboprop landscape, leaving a gap between existing 70/90-seat turboprops. Typically, when the cost of fuel is high the market tends to focus on turboprops, when fuel cost drops turboprops become a niche program. TACC has been actively studying the 90-seat turboprop that shall be attractive to regional operators, realizing its market potential in India and China. TACC, identifying the market gap, is pushing to start its program in 2018. TACC is planning to build light weight, 30% fuel efficient, made up of 40% composite material, high speed and quiet regional turboprop aircraft. TACC plans to implement the latest technology by utilizing newly developed efficient high-speed engines which are “comparable to jet”, with noise cancelation technology and the latest avionics. TACC is planning to utilize Mael aircraft’s design for its 90-passenger turboprop program. Additionally, TACC is planning to produce its four and six passenger general aviation aircraft, as per Mael Aircraft FAA Type A certificate. TACC is acquiring the assets of Mael Aircraft and will close on the assets upon a successful offering, or by borrowing from its founders or by utilizing  long-term business loans from conventional financial institution, and/or by private funding from friends and family:  MAEL AIRCRAFT MANUFACTURING COMPANY has one FAA Type A (A Type Certificate number A6S0 - BA-42) with modifications for two variations of prototype airplanes, one for four passenger, twin-engine aircraft and the other for- six passenger, twin-engine aircraft. Both certificate and prototype aircraft are included in our IP along with a partially assembled plane in a construction jig, a static plane model used to superimpose load factors for stress and structure, all dies, jigs and molds utilized to fabricate the airplane parts, enough formed parts for 1-3 aircraft frames and all available raw materials. In addition, all intellectual property rights and patents associated with the aircraft as well as all available blueprints, designs, catalog and card files and books used to construct the aircraft are also included in the sale. Originally these aircraft were part of a Sam Burns/Mississippi State University study to develop lightweight fuel-efficient passenger planes that could be converted to jets in the 1970s. Both aircraft feature twin reciprocating engines utilizing semi-monologue, an all-aluminum basic frame structure with fiberglass nose, tail, wing tips, fairings and cowls, a circular fuselage at mid-wing and a tail in a low drag design that is all part of an aerodynamically smooth construction.

Also, a cabin air-operated stairway entrance opens into a depressed center walkway. The tricycle landing gear is hydraulically operated as well as fully retractable. Electronically operated flaps are slotted with a long lip and large radius. This FAA Type Certificate is "immediate production" ready and reflects several years' worth of extensive engineering and investment by NASA. TACC analyzed the market for the four and six passages and limited cargo aircraft and determined that existing aircraft are highly priced and not fuel efficient. TACC believes that offering a product that is 30% more cost effective in this niche markets is highly necessary.

Market Overview

Economic Environment:

According to the FAA “Aerospace Forecasts Fiscal Years 2017-2037”. In the near term, IHS Global Insight projects that world economic growth will pick up from its 2016 low of 2.4 percent to 2.8 percent in 2017 and 3.1 percent in 2018. The forecast is for growth accelerate in the Shared States as the new U.S. administration puts a stimulus package in place while  Europe  remains sluggish as the impact from Brexit and political  uncertainty  hampers growth. Japan’s economic growth is projected to be slow and steady, due to a weaker yen. In emerging markets, China’s growth continues to slow while others such as Brazil and Russia return to growth and see an acceleration   helped   by   rising   commodity prices and increased demand for exports. In 2016 real GDP in India dropped 6.9%, down from 7.5% in 2015, but is projected to return to levels close to the 2015 rate in 2017-18.

India and China led World Economic Growth in 2016

8.0
6.0
4.0
2.0
0.0
-2.0
-4.0
-6.0
Annual Percent Change
6.9
6.7
1.7
1.6
1.0
-0.6
-3.6
2.4
India
China
Eurozone
U.S.
Japan
Russia
Brazil
World

Source: IHS Global Insight

IHS Global Insight forecasts world real GDP to grow at 2.9 percent a year between 2017 and 2037. Emerging  markets  are  forecast  to  grow  above  the  global  average  but  at  lower  rates  than  in  the  early 2000’s.    Asia  (excluding  Japan),  led  by  India  and  China, is  projected  to  have  the  fastest  growth  followed   by   Middle   East   and   Africa,   Latin America,  and  Eastern  Europe.    Growth in the more mature economies will be lower than the global trend with the fastest rates in the U.S. followed by Europe.  Growth in Japan  is  projected  to  be  very  slow  with  rates below  1%  a  year  reflecting  deep  structural  issues  associated  with  a  shrinking  and  aging population.

Asia and Africa/Middle East lead global economic growth

Annual GDP % growth 2017-2037

China
4.9
M.E. & Africa
3.6
Asia ex China
3.2
Latin America
3.1
World
2.9
Emerging Europe
2.5
U.S.
2.1
Eurozone
1.4
Japan
0.8

Source: IHS Global Insight, Dec 2016 World Forecast

Oil prices fell by 31% in 2016 to around $39 per barrel bringing the cumulative decline between 2013 and 2016 to 61%.  However

2016 marks the bottom of the latest cycle and IHS Global Insight is projecting oil prices in 2017 to increase by about 20% to $47 per barrel.  Over the long run, oil prices are projected  to  increase  due  to  growing  demand  and  higher  costs  of  extraction.  IHS Global Insight forecasts the price of oil to reach $101 per barrel by 2026 and continue to rise modestly thereafter to $131 by 2037.

Regional Aircraft Market Stabilizing:

According to Forecast International press release dated Sept. 23, 2016. Forecast International has issued a new study on "The Market for Regional Transport Aircraft" that projects that 3,817 regional aircraft will be produced from 2016 through 2025. This total includes both regional jets and regional turboprop airliners. The value of this production is estimated at $135.2 billion in constant 2016 U.S. dollars. According to the Forecast International study, the regional aircraft market is stabilizing following a period of several years of erratic swings in yearly production. The study predicts that annual output will remain relatively flat in 2016 and 2017 at just over 340 shares each year. The longer-term outlook, though, is more bullish, as annual production is projected to reach more than 420 shares by the year 2025.

U.S. Airlines

Domestic Market

Mainline and regional carriers offer domestic and international  passenger  service  between  the U.S. and foreign destinations, although  regional  carrier  international  service  is  confined  to  the  border  markets  in Canada, Mexico, and the Caribbean.  Shaping  today’s  commercial  air  carrier  industry  are  three  distinct  trends:  (1) industry consolidation  and  restructuring;  (2)  continued capacity discipline in response to external shocks, and (3) the proliferation of ancillary revenues. The restructuring and consolidation of the U.S.  airline industry that began in the aftermath of the 2007-09 recession continued in 2016. In October 2015,

The last U.S.  Airways flight occurred marking the finalization of  the  American/US  Airways  merger  and  in April  2016,  Alaska  Airlines  announced  its intention  to  merge  with  Virgin  America  to  create  the  nation’s  5th largest  airline.  As a result, there are now six airlines in the U.S. - American, Delta, Southwest, United, Alaska/Virgin, and Jet Blue controlling approximately 85% of the domestic markets measured  by revenue passenger miles.

U.S. Commercial Air Carriers
Domestic Enplanements by Carrier Group
Enplanements (millions)
1,200
1,000
800
600
400
200
-
2016E
2017
2021
2025
2029
2033
2037
Fiscal Year
152
152
165
175
186
198
212
575
589
639
676
721
770
825
Mainline
Regional

International Market

Over   the   past   decade,   the   international market has been the growth segment for U.S. carriers when compared to the mature

U.S. domestic market. Since 2015 growth  in  the  domestic  market  has  outpaced  international  markets and 2017 is  expected  to  follow  suit as  airlines  continue  to  focus  on  the  domestic  market. Starting  in  2018 the international  market (comprised  of  mainline  and  regional  carriers) should  again  start outpacing  the  domestic  market  in  terms  of  enplanements, RPMs and ASMs at average annual  rates (FY 2018-2037) of  3. 4, 3.3, and 3.3 percent, respectively. The weakness in international demand over the  past  few  years  is  mainly  due  to  weak  worldwide economic growth.  The near term outlook  remains  uncertain  as  oil  prices  are  moving  up,  the  impact  of  Brexit  is  unclear,  growth  in  world  trade  is  still  weaker  than  before  the  Global  Financial  Crisis,  and  security  concerns  continue  to  loom  over the  world  as  a  threat  to  international  tourism.

The  next  five  years  will  feature  a  rebuilding of international demand by the U.S. carriers with moderate growth averaging around 3.5, 3.5,  and  3.4  percent  a  year for  enplanements, RPMs, and ASMs respectively.  Airlines will exercise capacity restraint and the load  factor  is  expected  to  stabilize  around 81.3%  Load factors this high were last seen in 2014.  For  U.S.  carriers,  Latin  America  is  still  the  largest  international  destination  despite  the  recent  economic and  political  crises  of  Brazil.  Enplanements in 2016 grew an estimated   5.9%   while   RPMs   increased   4.7%.  Growth is projected to slow in 2017 as U.S. carriers  trim  capacity  growth  to  help  stabilize  yields.   Enplanements  and  RPMs  are  forecast  to  increase  1.6  and  1.2  percent,  respectively, in 2017.  Over the twenty year period  2017-2037,  Latin  America  enplanements  are  forecast  to  increase  at  an  average  rate  of  4.1%  a  year  while  RPMs  grow  4.4% a year.

Total Passengers To/From the U.S.
American and Foreign Flag Carriers
Millions of Passengers
500
450
400
350
300
250
200
150
100
50
0
27
39
79
73
28
41
83
77
33
48
92
89
38
57
108
103
43
66
127
117
49
76
149
132
56
85
177
149
2016
2017
2021
2025
2029
2033
2037
Calendar Year
Atlantic*
L. America
Pacific
Canada Transborder

Source: US Customs & Border Protection data processed and released by Department of Commerce; data also received from Transport Canada

* Per past practice, the Mid-East region and Africa are included in the Atlantic category.

General Aviation

In 2015, $28 billion in new general aviation aircraft were delivered, but yearend results were mixed across the market segments and among the manufacturers. Results were impacted by economic uncertainty and currency fluctuations in key general aviation markets, such as Brazil and Europe, as well as in emerging markets, like China. By contrast, the North American market, in particular the United States provided stronger delivery numbers, a reason for cautious optimism. Piston airplane shipments were down in 2015. The piston market has grown incrementally since 2010, but declined by 6.5% in 2015 compared to 2014, from 1,129 to 1,056 shipments. Two thirds of piston shipments were to North American customers, a significant increase from the 2014 North American market share of 55.1%. The Asia-Pacific market was the second largest at 13.5%; Europe accounted for 11.4% of shipments. Piston rotorcraft shipments increased in 2015 by 8.6% from 2014. During the year, the rotorcraft industry delivered 279 piston aircraft. The delivery of turboprop airplanes also declined, from 603 shares in 2014 to 557 shares in 2015. The North American market accounted for 56.2% of deliveries, an increase from 51.3% the previous year. Turboprop shipment numbers remain strong in both the Asia-Pacific region at 16.3% and in Latin America at 14.5%. By contrast, Europe saw its smallest market share for turboprop deliveries since GAMA started tracking regional shipment data in 2007: 6.6%. The Middle East and Africa accounted for 6.3% of the market. The amendment to the turbine (*) results for rotorcraft industry point to a decline in civil shipments from 741 in 2014 to 675 in 2015, an 8.9% decline. Business jet shipments were mostly flat in 2015 compared to 2014. The industry shipped 718 business jets in 2015 compared to 722 the year before. The industry’s continued investment in new products helped maintain the delivery rate for business jets.

Summary of Most Significant Risks Relating to this Offering

Risk summary

Investing in our share involves risk. In evaluating TACC and an investment in the share, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering Circular. Each of these risk factors could materially adversely affect TACC’s business, operating results or financial condition, as well as adversely affect the value of an investment in our share. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments. Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Our business is dependent upon the continued demand for market demand and the availability of finance through the equity market. If the demand for small transport aircraft slows significantly, then the larger more established manufacturers may reduce their prices to clear inventory. Some of the smaller manufacturers may cease operations; in return the financing aspect of the industry will slow down.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or listing system.

In order for our share to be listed, a NASDAQ or any national exchange must grant our listing application, In addition, it is possible that such application for listing may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Any investor who makes an investment in us may lose some or all of their investment. The above risks should be read in conjunction with our full list of risk factors contained herein.

Our Offering

We have authorized capital stock consisting of two hundred million (200,000,000) share of Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”), one hundred million (100,000,000) share of Class B Common Stock, par value $0.00001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), fifty million (50,000,000) share of Class C Capital Stock, par value $0.00001 per share (the “Class C Capital Stock”), and fifty million (50,000,000) share of Preferred Stock, par value $0.00001 per share. We may endeavor to sell all 12,500,000 of class A share of common stock after this offering becomes qualified. The price at which we, the company, offer these shares are at a fixed price of $4 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. The Company will receive all proceeds from the sale of our common stock.

We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Classes of Share

TACC has three classes of common shares: Class A common share, Class B common share and Class C common share, which we refer to collectively as our ‘‘common shares.’’ The Class A common share will provide holders with one vote on all matters submitted to a vote of stockholders, the Class B common share will each provide holders with ten vote on all matters submitted to a vote of stockholders and the Class C common share will each provide holders with “NO” votes on all matters submitted to a vote of stockholders.

Class of Common ShareVotes Economic Rights

Class A common share   1        Yes

Class B common share   10        Yes

Class C common share NIL        Yes

Securities being offered by the Company

12,500,000 Class A common shares “the shares offered”, at a fixed price of $4 offered by us in a direct offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	The Company will sell the share at a fixed price per share of $4 for the duration of this Offering.

Number of shares outstanding before the offering of common stock	37,250,000 common shares are currently issued and outstanding.
Number of shares of outstanding after the offering of common stock

49,750,000 Class A common share, will be issued and outstanding if we sell all of the shares we are offering herein; which represents the current 37,250,000 share outstanding plus the additional 12,500,000 Class A common shares, which are being proposed for sale pursuant to this Offering as a share.

The minimum number of shares to be sold in this offering	None.
Market for the share

There is no public market for the share. The price is $4 per share.  We may not be able to meet the requirement for a public listing or listing of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common share may not develop. The offering price for the share will remain at $4 per share for the duration of the offering.

Proposed U.S. listing:

We will apply to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “TACC.”; or on other National Exchange; Our Common Stock will not commence trading on NASDAQ until the following condition is met: the Initial Closing has occurred and we have raised the minimum amount necessary for us to meet the initial listing requirements of NASDAQ; Even if we meet the minimum requirements for listing on NASDAQ, we may wait before terminating the offering and commencing trading of our Common Stock on NASDAQ in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of share and the commencement of exchange trading of our Common Stock. In the event we do not meet NASDAQ’s initial listing qualification requirements, we intend to apply to have our Class A Common Stock listed on another national securities exchange.

Use of Proceeds

The use of proceeds from Offering will be used to fund four key areas: (i) cash payment on Mael assets (ii) equipping the manufacturing operation (the assembly line); (iii) hiring key members of the management team; (iv) continuing development of the 6 and 90 passenger’s turboprop aircraft; and (v) development of the manufacturing facility and to initiate production.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 12,500,000 shares qualified hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Chief Financial Officer will sell the 12,500,000 shares on behalf of the Company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Offering Costs	We estimate our total offering costs to be approximately $100,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in share of our securities.

None of our officers & directors, control person and/or affiliate(s) intends to purchase any shares in this Offering.  If all the shares in this Offering are sold, our President, Chief Executive Officer, and Director Mr. Altahawi will control approximately 70% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related share included elsewhere in this offering circular.

The tables and information below are derived from our financial statements. Our financials can be viewed in their entirety on page F1-F14.

 TAHAWI Aerospace Corp.

(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEET

As of December 31, 2016

                                  Audited

ASSETS	December 31, 2016

Current Assets:
Cash	0
Total Current Assets	0

TOTAL ASSETS	0

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Note	45,000
Total Current Liabilities	45,000
Total Liabilities	45,000

Stockholders’ Equity
Common Stock, Par Value $0.00001, 100,000,000 Authorized; 37,250,000 Issued & Outstanding	373
Additional Paid-In Capital	(373)
Prior Accumulated Retained Earnings	0
Current net profit (loss)	(45,000)
Less: Dividends	0

Total Shareholders’ Equity	(45,000)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	0

TAHAWI Aerospace Corp.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Period September 15, 2016 through December 31, 2016

Audited

Sep. 15, 2016 to Dec. 31, 2016

Revenue	0

Operating expenses:	45,000
Total operating expenses	45,000

Net Profit	(45,000)

Net loss per common share - basic and diluted:	(0.00)

Net loss per share attributable to common stockholders	(45,000)

Weighted-average number of common share outstanding	37,250,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•

be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the share, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect TACC business, operating results or financial condition, as well as adversely affect the value of an investment in our share. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Business and Industry

We are an early stage company and have not yet generated any revenues

TACC has had no net income, and no revenues generated since its inception. There is no assurance that TACC will ever be profitable or generate sufficient revenue to pay dividends to the holders of the shares. TACC does not believe it will be able to generate revenues without successful fund raising, or borrowing from financial institutions, which involves substantial risk. As a result, TACC is dependent upon the proceeds of this Offering, and other sources and we might need additional fund raises to start manufacturing its conventional propeller 6 seats aircraft and the development of its planned 90 seats regional turboprop. If planned operating levels are changed, higher operating costs encountered, lower sales revenue received, more time is needed to implement the plan, or less funding received from customer deposits or sales, more funds than currently anticipated may be required. Additional difficulties may be encountered during this stage of development, such as unanticipated problems relating to development, testing, and initial and continuing regulatory compliance, vendor manufacturing costs, production and assembly, and the competitive and regulatory environments as “the FAA certification” in which TACC intends to operate. If additional capital is not available when required, if at all, or is not available on acceptable terms, TACC may be forced to modify or abandon its business plan.

The company has realized operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. TACC’s net losses for 2016 were $45,000 respectively. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The company’s management has issued a going concern opinion

TACC’s management has issued a “going concern” opinion on the company’s financial statements. The company has negative working capital, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt, in the opinion of the board, about its ability to continue as a going concern.

We are controlled by our Chairman, whose interests may differ from those of the other shareholders.

As of the date of this Offering Circular, Adam Altahawi owns the majority of shares of the company’s common stock, and his majority ownership might continue even after the issuance of the shares. Therefore, Mr. Altahawi is now and could be in the future in a position to elect or change the members of the board of directors and to control TACC’s business and affairs including certain significant corporate actions, including but not limited to acquisitions, the sale or purchase of assets and the issuance and sale of TACC’ shares. TACC also may be prevented from entering into transactions that could be beneficial to the other holders of the shares without Mr. TAHAWI’s consent. Mr. TAHAWI’s interests might differ from the interests of other shareholders.

The development period for the manufacturing facility

Even if it meets the development schedule, TACC does not expect to deliver aircraft until the first quarter of 2019 at the earliest. As a result, the receipt of significant revenues is not anticipated until that time and may occur later than projected. TACC depends on receiving large amounts of capital and other financing to complete its manufacturing facility, with no assurance that TACC will be successful in completing its development work or becoming profitable.

The company will face significant market competition

The 6 seats twin engine prop, and the 90 seats turboprop aircraft competes with a variety of aircraft manufactured in the United States and abroad. Further, TACC could face competition from competitors of whom TACC is not aware that have developed or are developing technologies that will offer alternatives to TACC’s aircraft. Competitors could develop an aircraft that renders the TACC’s aircraft less competitive than TACC believes it will become. Many existing potential competitors are well-established, have or may have longer-standing relationships with customers and potential business partners, have or may have greater name recognition, and have or may have access to significantly greater financial, technical and marketing resources.

Delays in aircraft delivery schedules or cancellation of orders may adversely affect the company’s financial results

Once TACC begins its pre-sales program and begins receiving refundable deposits for its aircraft pursuant to its agreements, some or all deposit holders might not transition to non-refundable purchase contracts until prior to aircraft delivery, if at all. Aircraft customers might respond to weak economic conditions by canceling orders, resulting in lower demand for our aircraft and other materials, such as parts, or services, such as training, which the company expects to generate revenue. Such events would have a material adverse effect on TACC’s financial results.

Developing new products and technologies entails significant risks and uncertainties

TACC is currently has one FAA Type Certificate with modifications for 2 variations of prototype airplanes, one for four passenger, twin-engine aircraft and the other for six passenger, twin-engine aircraft. TACC shall engineer and design the 90 seats regional turboprop. Delays or cost overruns in the development or certification of the turboprop and failure of the product to meet its performance estimates could affect the company’s financial performance. Delays and increased costs may be caused by unanticipated technological hurdles, changes to design or failure on the part of TACC’s suppliers to deliver components as agreed.

Operations could be adversely affected by interruptions of production that are beyond the company’s control

TACC intends to produce regional 90 seats Turboprop, engines and components and parts developed and manufactured by third-party suppliers. TACC’s aircraft development and production could be affected by interruptions of production at such suppliers. Such suppliers may be subject to additional risks such as financial problems that limit their ability to conduct their operations. If any of these third parties experience difficulties, it may have a direct negative impact on TACC.

The company has one FAA Type Certificate with modifications for 2 variations of prototype airplanes and will require additional FAA certifications for its proposed 90 seats regional turboprop.

The company has one FAA Type Certificate (A Type Certificate number A6SO BA-42) with modifications for 2 variations of prototype airplanes Certification which shall go into production immediately under the attained FAA certificate, and will need additional Federal Aviation Administration certification for the 90 seats regional turboprop type aircraft and the FAA certification required for the sale of the TACC’s turboprop aircraft in the civil or commercial market in the United States. The process to obtain such certification is expensive and time consuming and has inherent engineering risks. These include (but are not limited to) ground test risks such as structural strength and fatigue resistance, and structural flutter modes. Flight test risks include (but are not limited to) stability and handling over the desired center-of-gravity range, performance extremes (stalls, balked-landing climb, single-engine climb), and flutter control effectiveness (aircraft roll effectiveness, controllability, various control failure safety). Delays in FAA certification might result in TACC incurring increased costs in attempting to correct any issues causing such delays. Also, the impact of new or changed laws or regulations on the turboprop certification or the costs of complying with such laws and regulations cannot be predicted. Since TACC will not be permitted to deliver commercially produced turboprop aircraft to civilian customers until obtaining certification, the only revenues will be generated from the existing certificate to fund the operations.

We depend on key personnel

TACC’s future success depends on the efforts of key personnel, including its senior executive team. TACC does not currently carry any key man life insurance on its key personnel or its senior executive team. However, TACC intends to obtain such insurance upon closing this Offering. Regardless of such insurance, the loss of services of any of these or other key personnel may have an adverse effect on TACC. There can be no assurance that TACC will be successful in attracting and retaining the personnel TACC requires to develop and market the existing aircraft and the proposed turboprop aircraft and conduct TACC’s proposed operations.

The company’s estimates of market demand may be inaccurate

TACC has projected the market for its aircraft upon a variety of internal and external market data. The estimates involve significant assumptions, which may not be realized in fact. There can be no assurance that TACC’s estimates for the number of aircraft that may be sold in the market will be as anticipated. In the event that TACC has not accurately estimated the market size for and the number of the aircraft that may be sold, it could have a material adverse effect upon TACC, its results from operations, and an investment in the shares.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. We will attempt to borrow from conventional financial institutions; however there are no known alternative resources of funds are available at this stage in the event we do not generate sufficient funds from operations.

If we fail to continue to develop our brand, our business may suffer.

We believe that continuing to develop and maintain awareness of our brand is critical to achieving widespread acceptance of our aircraft and is an important element in attracting and retaining customers. Efforts to build our brand may involve significant expense and may not generate customer awareness or increase revenue at all, or in an amount sufficient to offset expenses we incur in building our brand.

Promotion and enhancement of our name and the brand names of our solutions depends largely on our success in being able to provide high quality, reliable and cost-effective aircraft. If customers do not perceive our aircraft as credible as the major brands, or if we fail to market our products effectively, we will likely be unsuccessful in creating the brand awareness that is critical for broad customer acquiring our aircraft. That failure could result in a material adverse effect on our business, financial condition and operating results.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a “Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Competition with third parties for our aircraft may result in reducing our price per aircraft which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in the storage finance business, many of which have greater resources than we do. Some of these parties may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable storage share financing may increase. Any such increase would result in increased competition and decrease profitability. If competitive pressures cause us to earn less on our financing activities, our ultimate profitability may be reduced and the value of our stock and may not appreciate. This may cause you to experience a lower return on your investment.

Risks Related to Our Securities

There is no current market for the company’s share

There is no formal marketplace for the resale of TACC’s common stock. TACC, TACC is planning to apply for the NASDAQ listing of the company’s share. However, there is no assurance that the NASDAQ will approve our listing application. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their share as collateral.

There is currently no established public trading market for our Share, and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a listing on a major national exchange or automated listing system in the future, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their shares. No market makers have committed to becoming market makers for our common stock and none may do so.

We may, in the future, issue additional shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 200,000,000 Class A share of common stock.  As of the date of this prospectus the Company had 37,750,000 share of common stock outstanding, and accordingly, we may issue up to an additional 162,250,000 shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or financing or other corporate actions may have the effect of diluting the value of the share held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Delaware state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Delaware’s control share law. A corporation is subject to Delaware’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Delaware, and it does business in Delaware or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding shares sufficient, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control share as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control share of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control share acquired by an acquiring person, those share do not become permanent non-voting share. The acquiring person is free to sell its share to others. If the buyers of those share themselves do not acquire a controlling interest, their share do not become governed by the control share law. If control share are accorded full voting rights and the acquiring person has acquired control share with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s share.

Delaware’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Delaware has a business combination law which prohibits certain business combinations between Delaware corporations and “interested stockholders” for two years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance.

For purposes of Delaware law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting share of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding share of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in share of our common stock will depend upon any future appreciation in its value. There is no guarantee that share of our security stock will appreciate in value or even maintain the price at which our stockholders have purchased their share.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements if we later become a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Should the Company later become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $100,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to TAHAWI AEROSPACE CORP. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our President, CEO and CFO, have limited prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

The Management has limited experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering do not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We are selling securities share of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, Chief Executive Officer and Chief Financial Officer who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling the entire shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this offering circular. Although the Company plans to later become a public company, the Company would have apply for listing on the NASDAQ following the completion of the offering and apply to have the shares quoted on the NASDAQ. The NASDAQ is a national exchange that displays real-time quotes, last sale prices and volume information on the NADSAQ. Although the NASDAQ have listing requirements per se, to be eligible for listing on the NASDAQ, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply to the NASDAQ. Market makers are not permitted to begin listing of a security whose issuer does not meet this filing requirement. Securities already quoted on the NASDAQ that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any share you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your share without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your share, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and other compliance costs. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this Offering Statement is $100,000. We will have to utilize funds from our Management, our President, CEO, CFO and Directors, who has verbally agreed to provide the company funds to complete the registration process. After the qualified date of this offering circular, we will be required to file annual and other current reports, or other information with the SEC as provided by the Securities Exchange Act. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any share you may purchase, if at all.

Market risks and the economy condition might cause significant risks and uncertainties

Downturns in sectors of the economy generally and a lack of availability of credit could adversely impact clients and lower demand for our products, which in turn could cause our revenues and net income to decrease. Our products are used for several commercial and general aviation needs. Amount of spending on transportation and investments depends significantly on the availability of finances, as well as other factors such as interest rates, client confidence, government regulations and economy. Any of these factors could result in a tightening of standards by financial institutions and reduce the probability of clients buy products.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this Offering Circular. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We have irrevocably elected to “opt out” of the exemption for the delayed adoption of certain accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Risks Related to Our Initial Public Offering and Ownership of Our Common Stock.

There has been no prior public market for our Common Stock, the stock price of our Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your share above the initial public offering price.

There has been no public market for our Common Stock prior to our initial public offering. The initial public offering price for our Common Stock may vary from the market price of our Common Stock following our initial public offering. If you purchase shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. An active or liquid market in our Common Stock may not develop upon closing of our initial public offering or, if it does develop, it may not be sustainable. The market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	overall performance of the equity markets;

•	the development and sustainability of an active trading market for our Common Stock;

•	our operating performance and the performance of other similar companies;

•

changes in the estimates of our operating results that we provide to the public, our failure to meet these projections or changes in recommendations by securities analysts that elect to follow our Common Stock;

•	press releases or other public announcements by us or others, including our filings with the SEC;

•	changes in the market perception of all-electric and hybrid products and services generally or in the effectiveness of our products and services in particular;

•	announcements of technological innovations, new applications, features, functionality or enhancements to products, services or products and services by us or by our competitors;

•	announcements of acquisitions, strategic alliances or significant agreements by us or by our competitors;

•	announcements of customer additions and customer cancellations or delays in customer purchases;

•	announcements regarding litigation involving us;

•	recruitment or departure of key personnel;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	our entry into new markets;

•	regulatory developments in the United States or foreign countries;

•	the economy as a whole, market conditions in our industry, and the industries of our customers;

•	the expiration of market standoff or contractual lock-up agreements;

•	the size of our market float; and

•	any other factors discussed in this Offering Circular.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our operating results.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes- Oxley Act (when applicable to us), as well as rules implemented by the SEC, and the Nasdaq Capital Market. In addition, our management team will also have to adapt to the requirements of being a public company. We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, prospects, financial condition and operating results.

As a public company, we also expect that it may be more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

Because the initial public offering price of our Common Stock will be substantially higher than the pro forma net tangible book value per share of our outstanding Common Stock following this offering, new investors will experience immediate and substantial dilution.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our Common Stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase share of our Common Stock in this offering, based on the initial public offering price of $4.00 per share, you will experience immediate dilution of $3.75 per share, the difference between the price per share you pay for our Common Stock and its pro forma net tangible book value per share as of June 31, 2017, after giving effect to the issuance of share of our Common Stock in this offering.

NASDAQ, or other securities exchange, may delist our Common Stock from trading on its exchange, which could limit stockholders’ ability to trade our Common Stock.

In the event we are able to list our Common Stock on the NASDAQ Capital Market or other national securities exchange, we will be required to meet continued listing standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, the trading price for our Common Stock would be negatively affected. If one or more of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our business, our Common Stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our Common Stock price and trading volume to decline.

We may fail to meet our publicly announced guidance or other expectations about our business, which would cause our stock price to decline.

We expect to provide guidance regarding our expected financial and business performance, such as projections regarding sales and production, as well as anticipated future revenues, gross margins, profitability and cash flows. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process and our guidance may not ultimately be accurate. Our guidance is based on certain assumptions such as those relating to anticipated production and sales volumes and average sales prices, supplier and commodity costs, and planned cost reductions. If our guidance is not accurate or varies from actual results due to our inability to meet our assumptions or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our Common Stock could decline significantly.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

We cannot specify with any certainty the particular uses of the net proceeds that we will receive from our initial public offering. We will have broad discretion in the application of the net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could adversely affect our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

Substantial future sales of share by our stockholders could negatively affect our stock price after this offering.

Sales of a substantial number of shares in the public market after this offering, particularly sales by our directors, executive officers, and significant stockholders, or the perception that these sales might occur or if there is a large number of shares of the available for sale, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. Based on the total number of shares outstanding as of June 31, 2017, upon completion of this offering, we will have 49,750 million shares or our Common Stock outstanding, assuming we sell the maximum number of shares and there is no exercise of our outstanding options.

All of the shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares by our affiliates as defined in Rule 144 under the Securities Act. Substantially all of the remaining shares and of Common Stock outstanding after this offering, based on shares outstanding as of June 31, 2017, will be restricted as a result of securities laws, lock-up agreements or other contractual restrictions that restrict transfers for at least one year after the date of this Offering Circular. These shares will become available to be sold one year and one day after the date of this Offering Circular.

If applicable, our Underwriters, in their sole discretion, may release all or some portion of the shares to lock-up agreements prior to expiration of the lock-up period. Shares held by directors, executive officers and other affiliates will be subject to volume limitations under Rule 144 under the Securities Act and various vesting agreements, after the aforementioned lock-up and leak-out periods.

We may in the future create equity incentive plans, which may at that time require us to file a registration statement under the Securities Act as soon as practicable after the expiration of the lock-up period to cover the issuance of shares upon the exercise or vesting of awards granted or otherwise purchased under those plans. As a result, any shares issued or granted under the plans after the lock-up period has expired also may be freely tradable in the public market. If equity securities are issued under the plans, if implemented, and it is perceived that they will be sold in the public market, then the price of our Common Stock could decline substantially. No holders of any shares have rights to require us to file registration statements for the public resale of such shares.

The concentration of our Common Stock ownership with our executive officers, directors and affiliates will limit your ability to influence corporate matters.

Our executive officers, directors and owners of 5% or more of our outstanding Common Stock and their respective affiliates beneficially owned, in the aggregate 100% of our outstanding Common Stock as of June 31, 2017 and we anticipate that upon the completion of the offering, that same group will beneficially own at least 75% of our outstanding Common Stock. These stockholders will therefore have significant influence over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. This concentrated control will limit your ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. This ownership could affect the value of your shares.

There are legal restrictions on the resale of the common shares offered that are penny stocks. These restrictions may adversely affect your ability to resell your stock.

Our Common Stock may be subject to the penny stock rules under the Exchange Act. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our Common Stock. If our Common Stock is subject to the penny stock rules, our stockholders may find it more difficult to sell their shares.

 DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our securities and the as adjusted net tangible book value per share of our capital stock after this Offering. The following table demonstrates the dilution that new investors will experience relative to the company’s net tangible book value as of June 31, 2017 of $0.00 Net tangible book value is the aggregate amount of the company’s tangible assets, less its total liabilities. The table presents three scenarios: a $12.5 million raise from this Offering, a $25 million raise from this Offering and a fully subscribed $50 The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, if the maximum offering price is reached.

	$12.5MM Raise	$25MM Raise	$50MM Raise
Price per share	$4.00	$4.00	$4.00
Shares Issued	3,12,500,000	6,250,000	12,500,000
Capital Raised	$12,500,000	$25,000,000	$50,000,000
Less: Offering Costs	$(100,000)	$(100,000)	$(100,000)
Net Offering Proceeds	$12,400,000	$24,900,000	$49,900,000
Net Tangible Book Value Pre-Financing	$0,000	$0,000	0,000
Net Tangible Book Value Post-Financing	$12,400,000	$24,900,000	$49,900,000

Share Issued and Outstanding Pre-Financing	37,250,000.00	37,250,000.00	37,250,000.00
Post-Financing Share Issued and Outstanding	40,375,000.00	42,000,000,000.00	49,750,000.00

Net Tangible Book Value per Share Prior to Offering	$.0000	$.0000	$.0000
Increase/(Decrease) per Share Attributable to New Investors	.3095	.5747	1.0000
Net Tangible Book Value per Share After Offering	$.3095	$.5747	$1.0000

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of share of common stock purchased, the total consideration paid, and the average price per share paid, if the maximum offering price is reached:

Maximum Offering:

	Share Purchased		Total Consideration	Average Price
	Number	Percent	Amount	Percent	Per Share
Founders	37,250,000.00	67%	149,000,000	67%	$4.00
New Investors	12,500,000.00	33%	50,000,000	33%	$4.00
Total	47,250,000.00	100%	199,000,000	100.0%	$4.00

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of share outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred share or warrants) into stock. If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one type of uniform share. Therefore, all of the company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

Our shares offered through this offering are being made by Mr. Altahawi our CEO and director through a direct public offering. Our shares may be sold or distributed from time to time by Mr. Altahawi or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the Company may also use online funding sites, brokers, dealers, or underwriters who may act solely as agents at a fixed price of $4 per share. The sale of our shares offered by us through this Offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to online funding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. In addition, the selling stockholder may transfer the share of our security by other means not described in this prospectus. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 37,250,000 shares of common stock issued and outstanding as of the date of this offering circular. The Company is qualifying an additional 12,500,000 shares for sale at the price of $4 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

Relating to the Company’s selling efforts in the offering, Mr. Altahawi of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Adam Altahawi is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Altahawi will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Altahawi is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Altahawi will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Altahawi will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 12,500,000 shares being offered on behalf of the company itself. The price per share is fixed at $4 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to seek to have our shares of common stock listed on the NASDAQ. In order to be listed on the NASDAQ we must file an application and be qualified to be listed. There can be no assurance that the listing application for NASDAQ will be approved. However, sales by the Company must be made at the fixed price of $4 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares sold by the Company under this offering circular will be sold at a fixed price of $4 per share.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

The Company will pay all expenses incidental to the Offering (including fees pursuant to the securities laws of certain states), which we expect to be no more than $100,000.

Procedures for Subscribing

If you decide to subscribe for any share in this offering, you must provide the following:

-       Your name and address

-       Your social security number (for tax reporting purposes)

-       Whether you are an “accredited investor”

-      If you not an accredited investor, your income and net worth

-      Execute and deliver a subscription agreement; and

-      Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “TAHAWI AEROSPACE CORP.”. The Company will deliver stock certificates in book entry or physical attributable to share of common stock purchased directly to the purchasers within thirty (30) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

SELLING SHAREHOLDERS

There are no shares being offered for resale by the existing stockholders, nor any by the Officers and Directors of the Company.

The following table sets forth the name of the existing stockholders, the number of shares of common stock beneficially owned by each of the stockholders as of June 31, 2017. The shares being offered hereby are being registered to permit public secondary trading, and the existing stockholders may offer all or part of the shares for resale from time to time. However, the selling/existing stockholders are under no obligation to sell all or any portion of such shares or are the selling stockholders obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the existing stockholders who are also the Officers and Directors of the Company.

Name of existing stockholder	Share of Common stock owned prior to offering	Share of Common stock to be sold	Share of Common stock owned after offering (if all share are sold)	Percent of common stock owned after offering (if all share are sold)
Adam Altahawi	35,250,000	NIL	35,250,000	95.00%
Other shareholders	2,000,000	NIL	2,000,000	5%
Total	37,250,000	NIL	37,250,000	100.00%

* Adam Altahawi is the Chief Executive Officer, and a Director of the Company.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $4. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000,000 as anticipated.

We expect the Offering itself to cost about $100,000, including legal, accounting and marketing fees – principally the cost of preparing this Offering Circular. Otherwise, all of the proceeds of the Offering, no matter how much we raise, will be used to obtain loan commitments, and to pay its normal operating costs, including development fees to our CEO and CFO.

The above figures represent only estimated costs for the next 12 months. If necessary, TACC officers; the CEO and CFO, has verbally agreed to provide the company funds to complete the qualification process. Mr. Altahawi may be repaid from the proceeds of this offering by the Company, if sufficient funds are available. There is no obligation for the Company to pay back any monies provided to the Company by Mr. Altahawi.

The Company may reimburse its Management for the costs of this offering, but has no obligation to do so. Proceeds from the sale of the shares by the Company will not be used to compensate our Officers and Directors.

The net proceeds of this Offering will be used in four key areas: (i) Cash payment for Mael assets (ii) equipping the manufacturing operation (the assembly line); (iii) hiring key members of the management team; (iv) continuing development of the 6 and 90 seats turboprop aircraft; and (v) development of the manufacturing facility.

	Maximum Offering
	Amount	Percentage
Assets acquisition	$5,000,000	10%
Manufacturing facility	$12,000,000	24%
Sales & Marketing	$1,500,000.03%
R & D & FAA certification	$15,000,000	30%
Salaries	$3,000,000.06%
Working Capital to finance TACC Operation	$13,500,000	27%
Total	$50,000,000	100.0%

Because the Offering is being made on a “best-efforts” basis, without a minimum offering amount, we may close the Offering without sufficient funds for all the intended proceeds set out above.

If the Maximum Offering of 12,500,000 shares are sold, the net proceeds will be approximately $49,900,000 after deducting estimated offering expenses of $100,000. In the event of an Offering of that size, we expect to use the net proceeds as follows: Approximately $5,000,000 to pay for the assets, approximately $12,000,000 for manufacturing facility, approximately $1,500,000 for sales and advertisement, $15,000,000 for R&D, $3,000,000 for salaries, and $13,500,000 working capital. Our business plan is scalable, and if we are not able to raise the full amount we will scale back our initial operation proportionate to the amount we are able to raise, and or we shall rely on financing part or all of our operation by borrowing from conventional financial institutions.

If the Offering size were to be $25 million, the net proceeds will be approximately $24,900,000 after deducting estimated offering expenses of up to $100,000. We expect to use the net proceeds as follow: Approximately $5,000,000 to pay for the assets, approximately $6,000,000 for manufacturing facility, approximately $1,000,000 for sales and advertisement, $6,000,000 for R&D, $1,500,000 for salaries and $5,400,000 working capital

If the Offering size were to be $12,500,000, the net proceeds will be approximately $12,400,000 after deducting estimated offering expenses of up to $100,000. We expect to use the net proceeds as follow: Approximately $5,000,000 to pay for the assets, approximately $2,000,000 for manufacturing facility, approximately $250,000 for sales and advertisement, $2,000,000 for R&D, $750,000 for salaries and $2,400,000 working capital.

If the company is not successful in raising enough capital to pay for the assets, and or to start its operation; the company will seek alternative financing from conventional financial institutions to fill the gap, we have set our site on some potential lenders, we have seen increasing participation by certain segments of the U.S. insurance companies, such as New York Life and Mass Mutual, which have figured out a way to get a satisfactory rating on privately structured transactions in the aviation industry, and some International and US banks are still committed to the aircraft finance sector, such as Citibank and Wells Fargo Bank, U.S. “money center” banks, are playing an increasing role as well as DekaBank (German), ING (Dutch), CBA (Australian) and Sabadell (Spanish),  DBJ, Norinchukin, MUFG and Tokyo Star (Japanese).

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category or another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this Offering in short-term, interest-bearing securities.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

DESCRIPTION OF BUSINESS

Introduction

TAHAWI Aerospace, Corp., is a Delaware corporation organized on September 15, 2016 known as “TACC”; our business office address is 16500 Collins Ave, Suite 1652, Sunny Isles Beach, FL 33160 USA. Our telephone number is 646-694-0051.

Corporate History

Business Information

TACC began operations in 2016. TACC is in an early stage of developing efficient 90 passenger turboprop aircraft made up of 40% composite material capable of regional 500 nautical miles flights. The regional jet market is trending towards larger 100/150-seat airplanes like the second-generation Embraer E-Jets and the C Series, while abandoning competition in the turboprop landscape. This leaves a gap in the market between existing 70/90-seat turboprops. Typically speaking when the cost of fuel is high the market begins to focus on turboprops, when fuel cost drops turboprops become a niche program. TACC has been actively studying the 90-seat turboprop that shall be attractive to regional operators, realizing its market potential in India and China. TACC, identifying the market gap, is pushing to start the program in 2018. TACC is planning to build light weight, 30% fuel efficient, made up of 40% composite material, high speed and quiet regional turboprop aircraft. TACC plans to implement the latest technology by utilizing newly developed efficient high-speed engines which are “comparable to jet”, with noise cancelation technology and the latest avionics. TACC is planning to utilize Mael’s aircraft design for its 90 passenger turboprop program. Additionally, TACC is planning to produce its four and six passenger’s general aviation aircraft, as per Mael Aircraft FAA Type A certificate. TACC is acquiring the assets of Mael Aircraft and will close on the assets upon a successful offering:  MAEL AIRCRAFT MANUFACTURING COMPANY has one FAA Type A (A Type Certificate number A6S0 - BA-42) with modifications for two variations of prototype airplanes, one for a four passenger, twin-engine aircraft and the other for a six passenger, twin-engine aircraft. Both the certificate and prototype aircraft are included in our IP along with a partially assembled plane in the construction jig, a static plane model used to superimpose load factors for stress and structure, all dies, jigs and molds utilized to fabricate the airplane parts, enough formed parts for 1-3 aircraft frames and all available raw materials. In addition, all intellectual property rights and patents associated with the aircraft as well as all available blueprints, designs, catalog and card files and books used to construct the aircraft are also included in the sale. Originally these aircraft were part of a Sam Burns/Mississippi State University study to develop lightweight fuel-efficient passenger planes that could be converted to jets in the 1970s. Both aircraft feature twin reciprocating engines utilizing semi-monologue, an all-aluminum basic frame structure with fiberglass nose, tail, wing tips, fairings and cowls, a circular fuselage at mid-wing and a tail in a low drag design that is aerodynamically smooth construction. Also, a cabin air-operated stairway entrance opens into a depressed center walkway. The tricycle landing gear is hydraulically operated as well as fully retractable. Electrically operated flaps are slotted with a long lip and large radius. This FAA Type Certificate is "immediate production" ready and reflects several years' worth of extensive engineering and investment by NASA. TAHAWI analyzed the market for the four and six passages and limited cargo aircraft and determined that existing aircraft are highly priced and not fuel efficient. TACC believes that offering a product that 30% more cost effective than its completion in this niche markets is highly needed. Additionally, Average 90 passengers turboprop priced around $25 million per aircraft, TACC target price for its competitive aircraft shall be 30% more cost effective from the current market price.

We are a startup development stage company that has yet to commence operations. We presently have no revenue, do not expect to generate any revenue until we begin operating the plant and may never become profitable.

The asset value: All productive assets and equipment are sold and after reviewing similar companies and their initial startup costs and expenses, management estimates the value of assets to be $100,000,000.

Industry Overview:

Sept. 23, 2016 (GLOBE NEWSWIRE) -- Forecast International has issued a new study on "The Market for Regional Transport Aircraft" that projects that 3,817 regional aircraft will be produced from 2016 through 2025. This total includes both regional jets and regional turboprop airliners. The value of this production is estimated at $135.2 billion in constant 2016 U.S. dollars.

According to the Forecast International study, the regional aircraft market is stabilizing following a period of several years of erratic swings in yearly production. The study predicts that annual output will remain relatively flat in 2016 and 2017 at just over 340 shares each year. The longer-term outlook, though, is more bullish, as annual production is projected to reach more than 420 shares by the year 2025.

FAA Aerospace forecast Fiscal year 2017 – 2037

Review of 2016

Despite slow economic growth at home and abroad, 2016 was a pretty good year for U.S. aviation. A combination of robust domestic traffic and falling costs offset a decline in revenue caused by lower yields resulting in record profits for the U.S. airline industry. The shift in focus from market share to boosting returns on invested capital has resulted in something the industry has rarely seen – sustained profitability. The U.S. airline industry has become more nimble in adjusting capacity to seize opportunities or minimize losses. U.S. airlines continue to refine strategies for developing additional revenue streams such as charging fees for services that used to be included in airfare (e.g. meal service), as well as for charging for services that were not previously available (e.g. premium boarding and fare lock fees). The impact from these initiatives is evident as the industry (passenger and cargo carriers combined) posted profits for the seventh consecutive year in 2016, despite falling yields.

Demand for air travel in 2016 grew at the fastest pace since 2005 despite modest economic growth in the U.S. In 2016 system revenue passenger miles (RPMs) increased 4.3 percent while enplanements grew 4.2 percent. Domestic RPMs were up 5.5 percent while enplanements were up by 4.3 percent. International RPMs increased by just 1.5 percent despite enplanements growing by 3.6 percent. The system-wide load factor rose 0.2 points to 83.5 percent.

Yields fell for the second consecutive year. In domestic markets, falling oil prices and rapid expansion by ultra-low cost carriers such as Spirit and Allegiant led to a 4.7 percent decline. International yield fell 9.0 percent, impacted by weak demand and currency fluctuations. Despite falling yields U.S. airlines posted record profits in FY 2016 as energy prices continued to decline, allowing profits at lower prices. Data for FY 2016 show that the reporting passenger carriers had a combined operating profit of $26.6 billion (compared to a $24.1 billion operating profit for FY 2015). The network carriers reported combined operating profits of $19.1 billion while the low cost carriers reported combined operating profits of $6.7 billion as all carriers posted profits.

The general aviation industry recorded a small decline in deliveries in 2016, with only the business jet segment seeing a year over year increase. Overall deliveries were down by 4.2 percent in calendar year (CY) 2016; and U.S. billings decreased 11.7 percent to $10.6 billion. General aviation activity at FAA and contract tower airports recorded a 0.2 percent decline in 2016 as local activity fell 0.5 percent, more than offsetting a 0.1 percent increase in itinerant operations.

In 2016 total operations at all 517 FAA and contract towers rose for the second consecutive year, up 0.5 percent, compared to 2015. This marks the first time since FY 1999-2000 that operations at FAA and funded towers have increased for two consecutive years. Air carrier activity increased by 4.8 percent, more than offsetting declines in the air taxi, general aviation, and military categories. Activity at large hubs rose by 1.6 percent, while medium hub activity increased by 2.8 percent. Small/non-hub airport activity was down 0.4 percent in 2016 compared to the prior year.

Figure 1: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 3.

Figure 2: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 7.

Asia and Africa/Middle East lead global economic growth

Annual GDP % growth 2017-2037

China 4.9
M.E. & Africa 3.6
Asia ex China 3.2
Latin America 3.1
World 2.9
Emerging Europe 2.5
U.S. 2.1
Eurozone 1.4
Japan 0.8

Source: IHS Global Insight, Dec 2016 World Forecast

U.S. Refiners' Acquistion Cost

$ Per Barrel of Oil
$140
$120
$100
$80
$60
$40
$20
$0
2000
2005
2010
2015
2020
2025
2030
2035
Fiscal Year

Source: IHS Global Insight

Figure 3: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 8.

U.S. Airlines

Domestic Market

The mergers and increasing market presence of low cost carriers like Frontier, JetBlue and Southwest have had clear implications on the fares, size of the aircraft being used and the load factors, topics that will be discussed later in this document.

One of the most striking outcomes of industry restructuring has been the unprecedented period of capacity discipline, especially in domestic markets. Between 1978 and 2000, ASMs in domestic markets increased at an average annual rate of 4 percent a year, recording only two years of decline. Even though domestic ASMs shrank by 6.9 percent in FY 2002, following the events of September 11, 2001, growth resumed and by 2007, domestic ASMs were 3.6 percent above the FY 2000 level. Since 2009, U.S. domestic ASMs have increased at an average rate of 2.0% per year. U.S. domestic ASMs are up just 4.1 percent when compared to 2007 as the industry responded first to the sharp rise in oil prices (up 155% between 2004 and 2008) and then the global recession that followed (2009 to the present).

The period of domestic capacity restraint since 2007 has not been shared equally be-

[1] Mainline carriers are defined as those providing service primarily via aircraft with 90 or more seats. Regionals are defined as those providing service primarily via aircraft with 89 or less seats and whose routes serve mainly as feeders to the mainline carriers.

[2] A major carrier is defined as an air carrier with annual operating revenues exceeding $1 billion

Figure 4: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 9.

Figure 5: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 10.

U.S. Commercial Air Carriers
Domestic Passenger Nominal Yield
Revenue Per Mile (¢)
25.0
20.0
15.0
10.0
5.0
-
14.0
11.4
14.0
11.5
15.6
12.8
17.3
14.2
18.7
15.4
20.1
16.5
21.6
17.7
2016E
2017
2021
2025
2029
2033
2037
Fiscal Year
Mainline
Regionals

Figure 6: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 11

Figure 7: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 12.

U.S. Commercial Air Carriers
Domestic Market
Annual Percent Change
Load Factor
6.0
5.0
4.0
3.0
2.0
1.0
0.0
87.0
86.5
86.0
85.5
85.0
84.5
84.0
2016E
2019
2022
2025
2028
2031
2034
2037
Fiscal Year
ASMs
RPMs
Enplanements
Load Factor

System, that is, the sum of domestic plus international capacity, increased 4.2 percent to 1.112 trillion ASMs in 2016 while RPMs increased 4.3 percent to 928 billion. During the same period system-wide enplanements increased 4.2 percent to 819.6 million. In 2016, U.S. carriers continued to prioritize the domestic over the international market in terms of allocating capacity as domestic capacity increased 5.3 percent while international capacity was up just 1.6 percent. U.S. carriers domestic capacity growth will exceed their international capacity growth in 2017 but carriers will start expanding capacity in international markets faster than domestic markets beginning in 2018 and this trend is projected to continue through 2037 as the domestic market continues to mature.

U.S. mainline carrier enplanement growth in the combined domestic and international market was 5.4 percent in 2016 while regional carriers carried 0.6 percent fewer passengers.

In the domestic market, mainline enplanements increased for the sixth consecutive year, up 5.8 percent, marking the first time since 2000 that the industry recorded six consecutive years of passenger growth in the domestic market. Mainline passengers in international markets posted a seventh year of growth, up 3.1 percent.

With relatively robust demand, industry capacity growth was up 4.2 percent after a 3.9 percent increase in 2015. Solid increases in passenger volume and traffic offset lower yields and along with higher ancillary reve-

Figure 8: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 13.

Figure 9: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 14.

Figure 10: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 15.

U.S. Carriers - ASMs
Annual Growth Rate (%)
15.0
10.0
5.0
-
(5.0)
(10.0)
2005
2009
2013
2017
2021
2025
2029
2033
2037
Fiscal Year
Domestic
International

Figure 11: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 16.

Figure 12: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 17.

Total Passengers To/From the U.S.
American and Foreign Flag Carriers
500
450
400
350
300
250
200
150
100
50
0
Millions of Passengers
27
39
79
73
28
41
83
77
33
48
92
89
38
57
108
103
43
66
127
117
49
76
149
132
56
85
177
149
2016
2017
2021
2025
2029
2033
2037
Calendar Year
Atlantic*
L. America
Pacific
Canada Transborder

Source: US Customs & Border Protection data processed and released by Department of Commerce; data also received from Transport Canada

* Per past practice, the Mid-East region and Africa are included in the Atlantic category.

Figure 13: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 18

Figure 14: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 19.

Figure 15: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 20.

General Aviation

The FAA uses estimates of fleet size, hours flown, and utilization rates from the General Aviation and Part 135 Activity Survey (GA Survey) as baseline figures to forecast the GA fleet and activity. Forecasts of new aircraft deliveries, which use the data from General Aviation Manufacturers Association (GAMA), together with assumptions of retirement rates, produce growth rates of the fleet by aircraft categories, which are applied to the GA Survey fleet estimates. The forecasts are carried out for "active aircraft,"[4] not total aircraft. The FAA's general aviation forecasts also rely on discussions with the industry experts conducted at industry meetings, including four Transportation Research Board (TRB) meetings of Business Aviation and Civil Helicopter Subcommittees conducted annually in May and January.

The results of the 2015 GA Survey, the latest available, were consistent with the results of surveys conducted since 2004 improvements to the survey methodology. The GA fleet was in decline between 2007 and 2013, especially between 2011 and 2013, primarily due to the impact of the 2010 Rule for Re-Registration and Renewal of Aircraft Registration, which removed cancelled, expired or revoked records from the Registry. In 2014, the GA fleet recorded its first increase since 2008, and the 2015 Survey results showed an increase for the second consecutive year. The active GA fleet was estimated as 210,031 aircraft in 2015 (up 2.8 percent from 2014), with 24.1 million hours flown (up 3.7 percent from 2014).

In 2016, gradual decline in deliveries of the general aviation industry continued from the previous year. While the business jet deliveries by U.S. manufacturers continued their modest increase by 1.8 percent compared to the previous year, turboprop deliveries were down by 2.1 percent, single engine piston deliveries declined by 7.4 percent, and much smaller category of multi-engine piston deliveries declined 23.3 percent. Based on figures released by GAMA, U.S. manufacturers of general aviation aircraft delivered 1,525 aircraft in CY 2016, 4.2 percent fewer than CY 2015. This was the second year of declines since 2011. Overall piston deliveries were down 8.3 percent in 2016. In the turbine categories, total shipments went down by 0.2 percent.

[4] An active aircraft is one that flies at least one hour during the year.

Figure 16: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 21.

General Aviation
U.S. Manufacturers Shipments and Billings
Shipments
Billings ($B)
3,500
3,000
2,500
2,000
1,500
1,000
500
-
$16
$14
$12
$10
$8
$6
$4
$2
$0
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Calendar Year
Shipments
Billings ($ Billion)

Source: GAMA

GAMA and industry experts also reported continuing decreases in rotorcraft deliveries in 2016, particularly resulting from direct and indirect effects of oil price declines.

Against these current conditions, the long term outlook for general aviation, driven by turbine aircraft activity, remains stable to favorable. The active general aviation fleet is projected to increase at an average annual rate of 0.1 percent over the 21-year forecast period, as increases in the turbine, experimental, and light sport fleets offset declines in the fixed wing piston fleet. The total active general aviation fleet increases from an estimated 209,905 in 2016 to 213,420 aircraft by 2037.

The more expensive and sophisticated turbine-powered fleet (including rotorcraft) is projected to grow by 14,700 aircraft – an average rate of 1.9 percent a year over the forecast period, with the turbojet fleet increasing 2.3 percent a year. The growth in U.S. GDP and corporate profits are catalysts for the growth in the turbine fleet.

The largest segment of the fleet, fixed wing piston aircraft is predicted to shrink over the forecast period by 22,500 aircraft (at an average annual rate of -0.8 percent). Unfavorable pilot demographics, overall increasing cost of aircraft ownership, coupled with new aircraft deliveries not keeping pace with retirements of the aging fleet are the drivers of the decline.

Figure 17: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 22.

Active General Aviation Aircraft
250,000
200,000
150,000
100,000
50,000
0
2007
2017
2027
2037
Calendar Year
Fixed Wing Piston
Fixed Wing Turbine
Rotorcraft
LSA
Experimental and Other

Figure 18: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 23.

Figure 19: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 24.

Active Pilots by Type of Certificate
600,000
500,000
400,000
300,000
200,000
100,000
0
2006
2016
2026
2037
Calendar Year
Students
Sport Pilot
Private Pilot
Commercial Pilot
Air Transport Pilots
Rotorcraft only

Figure 20: FAA (2017). FAA Aerospace Forecast Fiscal Years 2017-2037. Page 25.

The Problem:

Based on TACC marker research and market data provided by manufacturers as ATR Market Forecast report published on July 2016, demand for new regional 80 to 100 seats turboprops worldwide will increase, the demand in China alone is expected to reach 300 shares by 2035. We anticipate that regional network development is the next big opportsharey in China, India and the MENA region, with some 2000 new regional routes expected to be created by turboprops over the next 20 years. The demand is increasing for efficient modern regional turboprops, and most of the currant operators are focused on their jet programs vs. turboprop solution.

There is tremendous potential to introduce modern turboprops for short haul route development in China, India, Pakistan, Europe and Middle East and North Africa (the MENA region). As of today, regional aircraft only represent some 2.5% of the total fleet operating in China alone, compared to 25% worldwide.

Nearly 80% of the turboprops expected for delivery will be used to create new routes. This is particularly expected in less densely populated cities and regions, which have less developed road infrastructure, limitations to developing high speed train networks, and lower traffic demand.

The Opportsharey:

These regions could benefit economically from the development of air connectivity with efficient, reliable, affordable and right-sized solutions that TACC is developing.

Our Vision

TACC began operations in 2016. TACC is in the early stages of developing efficient 90 passenger Turboprop aircraft made up of 40% composite materials for regional 500 nautical miles flights. The regional jet market is trending towards larger 100/150-seat airplanes such as the second-generation Embraer E-Jets and the C Series while abandoning competition in the turboprop landscape, leaving a gap between existing 70/90-seat turboprops. Typically, when the cost of fuel is high the market tends to focus on turboprops, when fuel cost drops turboprops become a niche program. TACC has been actively studying the 90-seat turboprop that shall be attractive to regional operators, realizing its market potential in India and China. TACC, identifying the market gap, is pushing to start its program in 2018. TACC is planning to build light weight, 30% fuel efficient, made up of 40% composite material, high speed and quiet regional turboprop aircraft. TACC plans to implement the latest technology by utilizing newly developed efficient high-speed engines which are “comparable to jet”, with noise cancelation technology and the latest avionics. TACC is planning to utilize Mael aircraft design for its 90-passenger turboprop program, in addition to manufacturing the FAA certified twin-engine aircraft. The design was originally conceived by a collaboration of NASA and the University of Mississippi in the late seventies.  Unlike many of today's consumer commodities aircraft design is completely independent in many aspects. The aerospace industry is using designs and features in the NASA shuttle programs that were conceived in the late sixties. In modern aviation, many of Boeing's designs from the sixties and seventies are still in use today. The B-52 serves as a tremendous example, on January 22, 2002 FORTUNE Magazine reported the following:

"The war in Afghanistan is the most high tech in history. But among all the cutting-edge mshareions, you can still find a half-century-old military staple. For five decades, the workhorse of the U.S. Air Force has remained the B-52 bomber; one of the oldest-it celebrated its 67th birthday last November-and the most reliable machines still active in our nation's defense. What's more, the eight-engine behemoth is slated to stay in service for at least another four decades. No one expected that kind of longevity. The B-52 was conceived at the end of World War II as an "interim bomber," a gigantic prop plane (not even a jet!) that would soon be replaced by the fancier B-70. Six Boeing engineers threw its final architecture together during a single weekend in 1947 at the Van Cleve Hotel in Dayton. Since it was designed before computers removed all the guesswork  (indeed, before transistors were invented) , the B-52 was built so strong and with so many redundant systems that  it has been able to accommodate every alteration the Air force has demanded of it.  The first prototype rolled out of a Seattle factory on Nov. 29, 1951."

The same can be said for the aircraft manufactured by TACC, which are designed and built to be durable yet effective. The airframe is rigid but not cumbersome, without sacrificing its ability to carry load. Several aircraft brokers have reviewed the aircraft and all have come to the same conclusion: the design is versatile and effective with many potential applications. Two working models were made, although never mass-produced. The design was well ahead of its time and the features incorporated into the aircraft will make it a strong contender in today's marketplace.

The aircraft's design was made with the general aviation passenger use in mind, employing a high T-tail and rear entry doorway. Many aircraft companies have turned their attention to developing small jets. These jets are attractive but have severe limitations with weight limits and fuel consumption. TACC’s aircraft are economical to operate in any country and the aircraft is easy to maintain. The aircraft offers a more economical solution for corporate executives, passenger services, and cargo carriers. A combination of the aircraft's features, economic flexibility, and readily available part supply makes the design internationally attractive.

The design is very adaptable to several operational needs. The aircraft can be used to carry passengers in the general aviation market or alternatively carry cargo. TACC's aircraft can carry an effective load a greater distance than most of its available competition in today's aviation marketplace. The aircraft has the ability to land and takeoff on short and dirt runways while carrying cargo or passengers, making it a powerful tool in remote locations as well as large hubs. These attributes amount to a tool that is attractive to international buyers around the globe.

MISSION STATEMENT

TACC aims to offer high quality, low maintenance aircraft that will meet the demands of rapidly growing 6 and 90 seats regional passengers, freight, general aviation and regional commercial. The consumer will have the ability to attain a commercially applicable and state of the art aircraft while still remaining cost effective.

TACC’s will compete with other premium-quality commercial aircraft manufacturers in the market. TACC management believes there is an opportsharey within a currently untapped market due to: many current providers being too diversified to serve the increasingly specialized needs of both commercial and general aviation industry segments, as well as additional providers having focused their efforts and money into their stake in the small and inefficient private jet market. TACC has a well-designed and FAA-certified aircraft with diverse applications which will be optimal in slotting into a void left by the current market.

Value Proposition

ABOUT THE PRODUCT

TACC is in the early stages of developing efficient 90 passenger Turboprop aircraft made up of 40% composite materials for regional 500 nautical miles flights. The regional jet market is trending towards larger 100/150-seat airplanes such as the second-generation Embraer E-Jets and the C Series while abandoning competition in the turboprop landscape, leaving a gap between existing 70/90-seat turboprops. Typically, when the cost of fuel is high the market tends to focus on turboprops, when fuel cost drops turboprops become a niche program. TACC has been actively studying the 90-seat turboprop that shall be attractive to regional operators, realizing its market potential in India and China. TACC, identifying the market gap, is pushing to start its program in 2018. TACC is planning to build light weight, 30% fuel efficient, made up of 40% composite material, high speed and quiet regional turboprop aircraft. TACC plans to implement the latest technology by utilizing newly developed efficient high-speed engines which are “comparable to jet”, with noise cancelation technology and the latest avionics. TACC is planning to utilize Mael aircraft design for its 90-passenger turboprop program, in addition to manufacturing the FAA certified twin-engine aircraft.

The current TACC aircraft has a certified A type certificate for a six-passenger aircraft. The aircraft’s notable characteristics include: a design that is compatible to an increase in size from 6 to 90 passengers, the currant 6 seats has cruising speed beyond 200 mph at 75% power, 1750 lbs. useful load capacity, a comfortable cabin at 11 foot long and 4 foot 6 inches wide. In comparison to the Seneca V, the TACC: has an additional useful load of 400 lbs., larger cabin size, superior range, the ability to take off and land on shorter runways, faster cruising speed. TACC’s aircraft is designed for high lift and low drag; pilots that have flown the TACC have stated the aircraft’s forgiving nature. It is designed to be easy to fly and for great fuel economy.

TACC has three separate designs that can be built.  TACC has the option to subcontract or manufacture in house the first design, a twin engine, 210 HP Continental power plant, with two blades. This version will cruise at 200 MPH and has the FAA requirements. The design is certified by the FAA and should be available for delivery in six calendar months.

A newer facility will be needed to produce the aircraft on a larger scale. The second version will have additional horsepower and three blades. This will add extra power for quicker take-off on shorter runways, and will increase the overall speed and performance. The extra wing tip fuel tanks will add an additional 35 gallons of fuel and provide extended range while utilizing the same version.

TACC will conduct research and development into the two later versions as work progresses on the first model. To adhere to these timelines, TACC proposes to open a new manufacturing facility, and aviation part distribution center in Mississippi.

The company will start an on-site service and repair facility, along with a flight-training program to ensure that our customers are familiar with the safe flight operations of the aircraft. TACC will compile a strategic team of: engineers, technicians, consultants, manufacturing fabricators, aviation part suppliers, and other professionals in the Mississippi area.

Marketing Strategy

TACC's marketing strategy will include the use of targeted print media advertising, social media, and direct sales to exporters in the United States and abroad to who provide aircraft to the international markets.  We will capitalize on relationships with aircraft brokers who have communicated their willingness to recommend TACC's aircraft to domestic affiliates.  We are positioned as a differentiated provider of the highest quality aircraft in today’s marketplace. The primary goal of all marketing efforts will be to communicate this position to existing and potential customers.

Management

TACC is guided by a leadership team with decades of Mael chief engineer experience. Our team possesses a deep well of expertise in fixed wing and vertical takeoff/landing aircraft, as well as a successful track record of bringing new aircraft to market. TACC has assembled a management team that includes aviation industry executives and professionals with decades of experience. Mr. Son Bryant, the original chief engineer that designed the aircraft is currently the COO of TACC. The company believes that this management team knows what is required to finance, design, certify, and launch a program of this magnitude. This management team brings to TACC decades of sound management experience developing and executing strategic business and aircraft development plans, as well as technical and financial expertise in enterprises of various scales in different businesses.

General Aviation Market Overview

Aircraft Shipments and Billings according to “GAMA”

In 2015, $28 billion in new general aviation aircraft were delivered, but yearend results were mixed across the market segments and among the manufacturers. Results were impacted by economic uncertainty and currency fluctuations in key general aviation markets, such as Brazil and Europe, as well as in emerging markets, like China. By contrast, the North American market, in particular the United States provided stronger delivery numbers, a reason for cautious optimism. Piston airplane shipments were down in 2015. The piston market has grown incrementally since 2010, but declined by 6.5% in 2015 compared to 2014, from 1,129 to 1,056 shipments. Two thirds of piston shipments were to North American customers, a significant increase from the 2014 North American market share of 55.1%. The Asia-Pacific market was the second largest at 13.5%; Europe accounted for 11.4% of shipments. Piston rotorcraft shipments increased in 2015 by 8.6% from 2014. During the year, the rotorcraft industry delivered 279 piston aircraft. The delivery of turboprop airplanes also declined, from 603 shares in 2014 to 557 shares in 2015. The North American market accounted for 56.2% of deliveries, an increase from 51.3% the previous year. Turboprop shipment numbers remain strong in both the Asia-Pacific region at 16.3% and in Latin America at 14.5%. By contrast, Europe saw its smallest market share for turboprop deliveries since GAMA started tracking regional shipment data in 2007: 6.6%. The Middle East and Africa accounted for 6.3% of the market. The preliminary turbine (*) results for rotorcraft industry point to a decline in civil shipments from 741 in 2014 to 675 in 2015, an 8.9% decline. Business jet shipments were mostly flat in 2015 compared to 2014. The industry shipped 718 business jets in 2015 compared to 722 the year before. The industry’s continued investment in new products helped maintain the delivery rate for business jets.

Turbine Aircraft Operators

The worldwide business aircraft fleet continued to grow in 2015. According to JETNET, LLC, at the end of 2015, the turbine fleet consisted of 35,682 airplanes and 20,853 rotorcraft. There was an additional 9,682 piston rotorcraft in operation. The number of active operators is also growing: At the end of 2015, there were 21,339 business aircraft operators and 14,147 rotorcraft operators in operation. After several years of decline, the fractional aircraft fleet has stabilized. According to JETNET, LLC, in 2015, there were 837 aircraft used in fractional operations, up from 823 in 2014, and the number of fractional owners was 4,369, a slight decline from 2014, when there were 4,402 owners.

Source: AvData, Inc. by ARGUS International, 2014

Market Drivers

The recession from December 2007 to June 2009 had a massive impact on the general aviation (GA) aircraft manufacturing industry. In 2010, however, the downward trend stopped and the number of aircraft sold increased by 4.8% worldwide from 2,023 in 2010 to 2,120 in 2011. Shipments of aircraft manufactured in the U.S. increased 3.6% from 1,465 in 2011 to 1,518 in 2012. In 2014, worldwide production increased to 2,454 aircraft (up 4.3%), while the U.S. output grew to 1,631 aircraft (up 1.0%). In 2015, worldwide production declined to 2,331 aircraft (down 5.0%), while the U.S. output was 1,592 aircraft (down 2.4%).

Source: General Aviation Manufacturers Association (GAMA) data. Commentary and analysis by Forecast International and AeroWeb.

Due to the fallout of the financial crisis and the 2007-2009 recession, sales of business jets and piston-engine aircraft collapsed and are, as of 2016, not even close to their 2007 peak levels. From 2007-2010, the global production of GA aircraft dropped a staggering 52.8% from 4,276 aircraft in 2007 to 2,020 in 2010. In the United States, manufacturers experienced a 59.3% drop in production from 3,279 to 1,334 shares.

An important reason why deliveries of general aviation aircraft are still way below their 2007 peak levels, both worldwide and in the U.S., is that the price per aircraft has doubled. From 2007 to 2015, the average price of a piston-engine aircraft which is the most common type, has soared from $328,000 in 2007 to 609,000 today. That increase is keeping thousands of would be buyers out of the market. Also, the average price of a business jet is up from $12.5 million to $26.3 million over the same period. At the same time, the average price of turboprops has declined from $3.5 million to $3.1 million, resulting in a surge in sales of this type of aircraft.

Revenue from General Aviation Aircraft Delivered

General aviation (GA) aircraft manufacturers have experienced a relatively modest drop in revenues relative to the massive drop in shares shipped.

From 2008-2012, revenues from the worldwide production of GA aircraft decreased 23.7% from $24.77 billion to $18.89 billion. In the United States, manufacturers experienced a much larger 39.9% drop in revenues from $13.35 billion in 2008 to $8.02 billion in 2012. In 2013, revenues soared both in the U.S. (+38.1%) and worldwide (+24.1%). In 2015, revenues were down worldwide (-1.6%) but up in the U.S. (+2.4%).

Relative to the major decrease in shipments, revenues are almost back at pre-financial crisis levels. Manufacturers in the U.S. have more than doubled the share price of business jets since 2008. Between 2008 and 2013, prices went up a staggering 133% on average. This is discussed in the chart following below.

Business jets make up the vast majority of U.S. and worldwide sales revenues, accounting for 85% and 91% of 2015 sales, respectively. Piston-engine aircraft account for only 2% of worldwide revenues and 4% in the U.S.

Average GA Aircraft Price - U.S. and Global

General aviation (GA) aircraft manufacturers have raised their prices dramatically to make up for declining sales volumes. Clearly manufacturers are aware that, at low levels of demand, a private aircraft is a very price inelastic type of product - thus prices can be raised without demand falling nearly as much.

From 2007-2010, the average price of a GA aircraft (worldwide) almost doubled from $5.1 million to $9.8 million (+91%). U.S. manufacturers also raised their prices, although by "only" 64% ($3.6 million in 2007 to $5.9 million in 2010).

Prices went up every year from 2003/2004 - peaking in 2010. In 2011, worldwide general aviation aircraft prices dropped 8.0% followed by a 1.5% decrease in 2012. In 2015, the average aircraft price was $10.3 million - up 3.6% from 2014).

Global GA Aircraft Deliveries by Type of Aircraft

Piston-engine aircraft are the most frequently sold general aviation aircraft worldwide followed by business jets and turboprops. In 2015, of the 2,331 aircraft delivered worldwide, 1,056 (45%) were piston-powered, 718 (31%) were jets, and 557 (24%) were turboprops. In 2014, of the 2,454 aircraft delivered worldwide, 1,129 (46%) were piston-

In 2015, shipments of all types of general aviation aircraft declined. Business jet deliveries decreased the least (-0.6%), while turboprops and piston-engine aircraft were off 7.6 and 6.5%, respectively.

U.S. GA Aircraft Deliveries by Type of Aircraft

In the United States, piston-engine aircraft deliveries surpass shipments of jets and turboprops. In 2015, out of 1,592 aircraft delivered, 783 (49%) were piston-powered, 389 (24%) were jets, and 420 (26%) were turboprops. In 2014, out of 1,631 aircraft delivered, 788 (48%) were piston-powered, 375 (23%) were jets, and 468 (29%) were turboprops.

In 2011, shipments of turboprop aircraft soared 76.3%. A new industry trend also emerged as the sale of turboprop aircraft for the first time surpassed the sale of business jets. However, in 2014 and 2015, sales of turboprop aircraft declined by 11.2% and 10.3%, respectively.

In 2015, business jet shipments were up 3.7%, while piston-engine aircraft deliveries decreased 0.6%.

U.S. General Aviation Aircraft Exports

From 2008 to 2011, U.S. general aviation aircraft exports fell dramatically from 1,161 to 486 aircraft equal to a 58.1% drop.

In 2012, exports jumped to 720 aircraft (+48.1%), regaining the terrain lost in 2011.

More recently, after a few relatively flat years, in 2015, exports plummeted to 524 aircraft down from 696 aircraft in 2014 (-24.7%).

Top-15 General Aviation Aircraft Manufacturers

In 2015, with 539 deliveries (473 in 2014), Cessna (Textron Aviation) had a strong year and sold more general aviation aircraft than any other company. In second place, we have Cirrus Aircraft with 301 aircraft delivered down from 308 in 2014. Bombardier and TECNAM Aircraft come in as #3 and #4 with 199 and 191 aircraft delivered in 2015, respectively. In 5th place, Beechcraft (Textron Aviation) delivered 158 aircraft - down from 199 in 2014 (-20.6%).

In 2015, Gulfstream (in 6th place) had yet another solid year and delivered 154 business jets (+4/+2.7%), while Diamond disappointed with only 144 shipments (202 in 2014) - almost a 30% drop.

In 2014, with 473 deliveries (450 in 2013), Cessna (Textron Aviation) sold more general aviation aircraft than any other company. In second place, we have Cirrus Aircraft with 308 aircraft delivered up from 276 in 2013. Bombardier and Diamond come in as #3 and

#4 with 204 and 202 aircraft delivered in 2014, respectively. In 5th place, Beechcraft (now part of Textron Aviation) delivered 199 aircraft - down from 211 in 2013.

In 2014, Gulfstream and Embraer delivered about the same number of aircraft as they did last year. Gulfstream delivered six aircraft more than in 2013 (150 vs. 144), while Embraer delivered three aircraft fewer (116 vs. 119).

Size of the U.S. General Aviation Aircraft Fleet | 2000-2015-2016-2036

No. of Aircraft in the U.S. General Aviation Inventory

As a result of the 2007-2009 recession and changing market dynamics such as higher aircraft prices, the U.S. general aviation aircraft inventory has declined from 231,606 aircraft in 2007 to 203,880 at the end of 2015, equal to a 12% decrease.

Forecast for the Future Size of the U.S. GA Aircraft Fleet

In their annual aerospace forecast, the Federal Aviation Administration (FAA) estimates that the U.S. general aviation aircraft fleet will grow from 203,425 aircraft in 2016 (projection) to 210,695 aircraft by 2036. This is equal to an average annual rate of growth (CAGR) of just 0.2%. In their forecast last year, the FAA expected a CAGR of 0.4% from 2015 to 2035.

Source: Federal Aviation Administration (FAA)

Achievable market share and financial projection

Certain financial projections and unaudited forecasted financial statements (the forecasted financial statements) concerning the completion of funding and the manufacturing facility.  The forecasted financial statements are based on assumptions made and information gathered by us.  The analysis and forecasts included in the forecasted financial statements are not based on actual operating history. The forecasted financial statements are a compilation only, which means that a certified public accountant has not examined or independently reviewed or audited the forecasted financial statements, and there is no assurance from a qualified, independent third party that the assumptions underlying the forecasts are reasonable. The estimates and assumptions underlying the forecasted financial statements are subject to significant economic and competitive uncertainties and contingencies that are beyond our control.  Therefore, any projections or opinions that are included in this memorandum or in the forecasted financial statements, or that may separately be provided to prospective investors in this offering, should not be interpreted as statements of fact.

Any projections or opinions that are included in this memorandum or in the forecasted financial statements, or that may separately be provided to prospective investors, should not be interpreted as statements of fact.  Investors are cautioned not to place undue reliance on projections and opinions, which may be based on numerous assumptions.  There can be no assurance that any of these assumptions will prove to be correct.  Each prospective investor and his or her authorized representatives are offered the opportsharey to ask questions of (and to receive answers from) the directors about the terms and conditions of this offering and the contemplated business and operations of the Company, and to obtain additional information they may consider necessary to verify such information and to make an informed investment decision.  Prospective investors are urged to thoroughly review this memorandum, including all exhibits and attachments, before making any decision regarding an investment in the Company.

It is difficult to forecast any projection based to an existing aircraft manufacturer and historical sales levels of similar aircraft because we don’t have a history of production. In order to estimate the number of aircraft we believe we can sell each year, we conducted a market analysis based on the performance characteristics relative to existing alternatives.

To conduct the analysis, we identified the likely objections that buyers of a particular type of aircraft would have when considering the purchase of our four and six-passenger aircraft. We then estimated what percentage of those buyer segments would object to our type of aircraft because of each of the considerations (i.e., those that would object because it could not seat enough passengers or because it could not fly a long enough distance, etc.).

This resulted in a percentage of each buyer segment that would not object to our four and six passenger’s aircraft relative to aircraft in that class, leaving the expected portion of each market that we could capture.

With the potential share for each market estimated, we then analyzed market forecast data from “GAMA”, and the FAA an industry leading market data organization. This data identified the number of shares, by type of aircraft, which are sold over the years. Applying the market share of each aircraft type we expect to capture to the number of aircraft expected to be delivered in each category per year, we estimated that we can expect to sell the 6 passenger between 25 – 35 aircraft each year and 10 to 25 the 90 passenger aircraft each year. This analysis only considered sales to civilian users, and does not include military use forecasts.

After completing our internal analysis, our management team, board of directors, aviation marketing companies and other industry participants all reviewed those findings and provided input as to the reasonableness of the company’ conclusion or expectation of selling 25-35 of our six-passenger aircraft each year, as well as the 90-passenger aircraft selling 10 to 25 aircraft. Based on the totality of the data and those conversations, we feel that this estimate is achievable. However, for the purpose of creating our business plan, we have assumed a lower more conservative number of annual aircraft deliveries.

Production Plan and Suppliers

TACC intends to use a horizontally integrated manufacturing strategy whereby the company maintains control of all planning, design and final assembly aspects of the process, but outsources some of the manufacturing components (i.e., engines, transmission, avionics, landing gear, etc.). TACC has FAA approved certificate to manufacture for the entire 6-passenger aircraft, and shall start its 90 passenger’s development and the FAA certification program sometime in 2018.

We intend to utilize the professional networks of our executive team, gained from decades of experience in the industry, to secure favorable supply agreements with leading manufactures. These suppliers will design and fabricate components to TACC’s design specifications for incorporation into a final product. The majority of these components will be largely off-the-shelf systems used in other aircraft, with only limited customization or design features that are specifically required for our aircraft.

Employees and Consultants

The company has the expertise of the original chief engineer whom has designed Mael aircraft, Mr. Son Bryant, who is currently the COO and Chief engineer of TACC. Adam Altahawi, the CEO of TACC, is a Mechanical Engineer from the world-renowned Embry-Riddle Aeronautical University from the Daytona Beach, FL campus. He has worked on multiple projects and research teams involved in engineering and research pertaining to challenges faced across all industries. Furthermore, the company intends to hire a number of employees after the Offering primarily to support our engineering, manufacturing, and development efforts.

Aviation Regulations

In the U.S., civil aviation is regulated by the Federal Aviation Administration (the “FAA”), which controls virtually every aspect of flight from pilot licensing to aircraft design and construction. The FAA requires that every civilian aircraft that flies in the U.S. must carry a valid type certificate and airworthiness certificate issued by the FAA or a foreign civil aviation authority.

The company currently has one FAA Type Certificate with modifications for two variations of prototype airplanes, one for four passengers, twin-engine aircraft and the other for- six passengers, twin-engine aircraft. The company will seek to obtain approval for the design of 6 and 90 passenger turboprops under the Federal Aviation Regulations. The FAA will conduct extensive testing and analysis of the company’s new design to determine the safety, stability, reliability and performance of the aircraft and that the aircraft complies with the applicable airworthiness standards.

The FAA also issues standard airworthiness certificates to each aircraft that is manufactured in accordance with an approved design or type certificate. Rather than test each aircraft that is built, the FAA allows manufacturers to prove that their manufacturing process and quality control system produces conforming aircraft each time. Only a company that owns a type certificate is entitled to this authorization, called a production certificate. If the FAA approves of TACC’s manufacturing process, the company will be issued a production certificate and each aircraft manufactured by TACC in accordance with the type certificate will receive an airworthiness certificate.

Intellectual Property

The Company’s intellectual property includes the FAA (A Type Certificate number A6SO - BA-42), blueprint, the acquired NASA study, design and trade secrets. The FAA certification in considered intellectual property in the aviation space, employee and third-party consultants have signed non-disclosure agreements with the company to further protect its proprietary rights. The company will apply for a patent to cover various proprietary designs in the future.

Litigation

The company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

DESCRIPTION OF PROPERTY

The company has physical administration offices in the state of Florida “16500 Collins Ave, Suite 1652, Sunny Isles Beach, FL 33160” and a rented hangar in Portage Wisconsin, and the company is planning lease a manufacturing facility at Meridian airport in the state of Mississippi.  “TACC” is acquiring the assets of Mael aircraft, and the current portage facility the physical property and other physical assets consist of two flying variations of prototype airplanes, one a four passenger, twin engine aircraft and the other a six passenger, twin-engine aircraft.  The prototype aircraft along with a partially assembled plane in the construction jig, a static plane model used to superimpose load factors for stress and structure, all dies, jigs and molds utilized to fabricate the airplane parts, enough formed parts for 1-3 aircraft frames and all available raw materials.   In addition, all intellectual property rights and the FAA certifications associated with the aircraft as well as all available blueprints, designs, catalog and card files and books used to construct the aircraft.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The company was incorporated in Delaware on September 15, 2017. Our principal executive offices are located at 16500 Collins Ave, Suite 1652, SUNNY ISLES BEACH, FL 33160. TACC is raising capital from the equity markets. These funds will be utilized by TACC to implement its business plan.

TACC began operations in 2016. TACC is in the early stages of developing efficient 90 passenger Turboprop aircraft made up of 40% composite materials for regional 500 nautical miles flights. The regional jet market is trending towards larger 100/150-seat airplanes such as the second-generation Embraer E-Jets and the C Series while abandoning competition in the turboprop landscape, leaving a gap between existing 70/90-seat turboprops. Typically, when the cost of fuel is high the market tends to focus on turboprops, when fuel cost drops turboprops become a niche program. TACC has been actively studying the 90-seat turboprop that shall be attractive to regional operators, realizing its market potential in India and China. TACC, identifying the market gap, is pushing to start its program in 2018. TACC is planning to build light weight, 30% fuel efficient, made up of 40% composite material, high speed and quiet regional turboprop aircraft. TACC plans to implement the latest technology by utilizing newly developed efficient high-speed engines which are “comparable to jet”, with noise cancelation technology and the latest avionics. TACC is planning to utilize Mael aircraft design for its 90-passenger turboprop program. TACC is acquiring the assets of Mael Aircraft and will close on the assets upon a successful offering, and or by borrowing from conventional financial institution, and or by privately funding the purchase by its officers:  MAEL AIRCRAFT assets consist of one FAA Type A Certificate (A Type Certificate number A6SO - BA-42) with modifications for two variations of prototype airplanes, one for four passenger, twin-engine aircraft and the other for- six passenger, twin-engine aircraft. Both certificate and prototype aircraft and a partially assembled aircraft in the construction jig, a static plane model used to superimpose load factors for stress and structure, all dies, jigs and molds utilized to fabricate the airplane parts, enough formed parts for 1-3 aircraft frames and all available raw materials. In addition, all intellectual property rights and patents associated with the aircraft as well as all available blueprints, designs, catalog and card files and books used to construct the aircraft are also included in the sale. Originally these aircraft were part of a Sam Burns/Mississippi State University study to develop lightweight fuel-efficient passenger planes that could be converted to jets in the 1970s. Both aircraft feature twin reciprocating engines utilizing semi-monologue, an all-aluminum basic frame structure with fiberglass nose, tail, wing tips, fairings and cowls, a circular fuselage at mid-wing and a tail in a low drag design that is aerodynamically smooth construction. Also, a cabin air-operated stairway entrance opens into a depressed center walkway. The tricycle landing gear is hydraulically operated as well as fully retractable. Electrically operated flaps are slotted with a long lip and large radius. This FAA Type Certificate is "immediate production" ready and reflects several years' worth of extensive engineering and investment by NASA. TACC analyzed the market for the four, six and the 10 passages aircraft and the limited cargo aircraft. It determined that existing aircraft are highly priced and not fuel efficient. TACC believes that offering a product that 30% cheaper and cost effective in this niche markets is highly needed.

TACC is seeking to initially manufacture the two variations of its FAA certified prototype propeller aircraft, one for four passengers, twin-engine aircraft and the other for- six passengers, twin-engine aircraft. The design was originally conceived by a collaboration of NASA and the University of Mississippi in the late seventies.  Unlike many of today's consumer commodities aircraft design is completely different in many aspects. The aerospace industry is using designs and features in the NASA shuttle programs that were conceived in the late 60's. In aviation, many of the designs of Boeing from the 60's and 70's are in use today. The company will seek to obtain approval for the design of six and ten passenger turboprop aircraft under the Federal Aviation Regulations. The FAA will conduct extensive testing and analysis of the company’s new design to determine the safety, stability, reliability and performance of the aircraft and that the aircraft complies with the applicable airworthiness standards.

TACC is also seeking supper to develop and manufacture efficient 90-passenger turboprops aircraft made up of 40% composite material capable of regional 500 nautical miles flight. The Company will seek to obtain approval for the design of 90 seats regional turboprop aircraft under the Federal Aviation Regulations. The FAA will conduct extensive testing and analysis of the company’s new design to determine the safety, stability, reliability and performance of the aircraft and that the aircraft complies with the applicable airworthiness standards.

One only has to look at the B-52. FORTUNE Magazine January 22, 2002, reported the following "The war in Afghanistan is the most high tech in history. But among all the cutting-edge munitions, you can still find a half-century-old military staple. For five decades, the workhorse of the U.S. Air Force has remained the B-52 bomber; one of the oldest-it celebrated its 67th birthday last November-and the most reliable machines still active in our nation's defense. What's more, the eight-engine behemoth is slated to stay in service for at least another four decades. No one expected that kind of longevity. The B-52 was conceived at the end of World War II as an "interim bomber," a gigantic prop plane (not even a jet!) that would soon be replaced by the (fancier B-70. Six Boeing engineers threw its final architecture together during a single weekend in 1947 at the Van Cleve Hotel in Dayton. Since it was designed before computers removed all the guesswork  (indeed, before transistors were invented) , the B-52 was built so strong and with so many redundant systems that  it has been able to accommodate every alteration the Air force has demanded of it.  The first prototype rolled out of a Seattle factory on Nov. 29, 1951."

The same can be said for the TACC aircraft. It is strong and the airframe was designed to last. The construction of airframe is solid and the gross weight and lifting ability is remarkable. Several aircraft brokers have reviewed the aircraft and have all admitted the same conclusions; this is a versatile and useful design that has many applications. Two working models were made and never mass-produced. The design was well ahead of its time and the features incorporated into the airplane will make it a strong contender in today's marketplace.

The aircraft has a high T tail and a rear entry doorway. The design was for general aviation passenger use. Many aircraft companies have turned their attention to developing small jets. These jets are attractive but have severe limitations with weight limits and fuel consumption. The TACC’s are economical to operate in any country and the aircraft is easy to maintain. Parts are readably available and these features make this design an international attraction. The airplane offers a more economical solution for corporate executives, passenger services, and cargo carriers.

The design is very adaptable to several operational needs. The airplane can be used as a passenger aircraft in the General Aviation market or as a cargo aircraft. TACC's airplane can carry a useful load a greater distance than most of its competition available in today's aviation marketplace. The airplane can utilize very remote airports with dirt or short runways and transport equipment and/or passengers into larger hubs.  Internationally, these features will make these aircraft very attractive to potential buyers.

TACC aims to offer high quality, low maintenance aircraft that will meet the requirements of a rapidly growing demand for freight operations and General Aviation. The consumer will have the ability to have a state of the art aircraft with commercial applications at a cost effective price.

TACC’s will compete with other premium-quality commercial aircraft manufacturers in the market. The management of TACC’s believes there is a current untapped market opportunity because: 1) existing providers of aircraft are too diversified to serve the increasingly specialized needs of the commercial and general aviation industry segments. 2) The other competitors have focused their energy and money in developing the small and inefficient private jet market, and 3) TACC’s has a (well designed and certified aircraft with various uses.

Liquidity and Capital Resources

As of June 31, 2017, the Company had $0 in cash and total liabilities of $15,000. As of June 31, 2017, the Company has incurred total expenses since inception of $45,000 related to the Reg A filing expenses associated with this Offering.  We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $50,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our project over the next three years, and achieve significant growth.

Although we planning a major marketing and development approach, there is no guarantee that we will be successful. Our plan will depend highly on our funds, the availability of those funds, and the success of our implementation. Upon the qualification of the Form 1-A-POS1, the Company plans to pursue the implementation of our manufacturing plan. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of the manufacturing plan will be adversely affected and the Company may not be able to pursue its goals if it is unable to finance such plan. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to implement its plan. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into share of the Company, your investment will be diluted as a result of such issuance.

We are dependent upon the success of this offering to achieve our planned project, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operation to date, we would likely have to pay additional costs associated with loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to scale back its rapid growth plan.

Plan of Operations

The company has developed a detailed plan to complete its preliminary manufacturing phase, hire key members of its management team, expand sales and marketing efforts and complete detailed design and development work to support the production of the flying six and four passengers’ propeller aircraft. Under the current FAA certification we are able to enter into production immediately if we are successful in raising capital in this offering; our 90 passenger turboprop is expected to take approximately 2 to 3 years to be certified by the FAA and produce. The exact time and cost to secure FAA certification and commence production is not known, but we estimate that it will take 2 to 3 years and require at least $10 million in additional funding after completion of the proof of concept. We are now seeking $50 million in funding from this Regulation A Offering to fund our 3 year plan to produce the current FAA certified 6 passengers propeller aircraft, and   the 90 seats passenger turboprops after certification by the FAA.

Upon completion of this Offering, the company will focus its resources in four key areas: : (i) cash payment for Mael Assets Acquisition (ii) equipping the manufacturing operation (the assembly line); (iii) hiring key members of the management team; (iv) continuing development of the 6 and 90 seats turboprop aircraft; and (v) development of the manufacturing facility.

We will develop an internal and external sales and marketing capability to increase awareness of the aircraft and position the company to begin taking refundable customer deposits and pre-sales orders. This will be accomplished with the following milestones:

-	Will initiate our sales and marketing efforts
-	Build our 4 and 6-passenger propeller aircraft
-	Attend and exhibit at one major international trade show
-	Receive nonrefundable, deposit orders for the 4 and 6-passenger propeller aircraft

We believe that increasing awareness of the aircraft and demonstrating customer demand through orders will enable the company to raise additional capital in the future more easily. The company will be able to use the nonrefundable deposits to produce the currently certified 4 and 6 passengers’ propeller aircraft.

The milestones identified above assume that we are able to raise the full $50 million from this Offering. In that event, the company would expect to accomplish all of the above milestones within the first 12 months. However, we have developed our spending plans in each of these areas to be scalable to the amount of money that we raise in this Offering.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Adam Altahawi	22	Chief Executive Officer, Director
Andy Altahawi	52	President, CFO, Officer and Director
Son Bryant Jack Riedel	74 54	COO VP, Engineering CTO, Director

Executive Officers & Directors

Adam Altahawi CEO, Officer, Director

Adam Altahawi, founder and Chairman of TACC. Mr. Altahawi has had a long passion for aircraft, science and technology. When he was 14 years old he started his piloting training, and subsequently moved on to start an aerospace engineering degree in 2013 at Embry-Riddle Aeronautical University. During time spent in the university he would switch to mechanical engineering in recognition of wide engineering applications in all industries. Time spent in the university has seen applications in engineering beyond his scope in order to accumulate engineering expertise far beyond the accepted standard. These projects, sponsored by the university, culminated a wide knowledge base in engineering that would lead him to spend time at an army research laboratory in an engineering capacity. All of these experiences has afforded experience in but not limited to mechanical structures, dynamics, instrumentation, and electrical systems within high performance vehicles. In 2016 he developed a plan to acquire Mael aircraft technology, and to certify a turboprop version of that aircraft for 6 and 90 passengers. He organized TAHAWI as a Delaware corporation, and after developing the company’s basic strategic plan, he recruited TAHAWI’s Board members and executive and engineering team to expand, refine, and execute the plan.

Andy Altahawi, Precedent, Officer, Director, CFO. Mr. Altahawi has over 22 years’ experience on Wall Street as a financial advisor, corporate finance and investment banking, he worked as senior investment banker at Prudential Securities from 1994 to 1999, and he founded Adamson Brothers Inc., from 1999 to 2007 NASD member firm, investment bank, and he is currently a managing director at the prestigious investment bank Weild & Co. He also found various successful startups and advised companies on structuring, banking and raising capital.  Mr. Altahawi holds a law degree, and a Ph D in finance and the US securities industry licenses: Series 7, 4, 3, 24, 65, 55, 63, 79 and 7.

Son Bryant, COO, Chief Engineer. Mr. Bryant is an expert on structures, systems definitions, flight test, and FAA certification. He was the chief engineer at Mael Aircraft, 1964-1978, he has Bachelor of Science, engineering from the Mississippi State University, and Masters of Business Administration also from the Mississippi State University,  he designed specialty manufacturing machines for various types of industries, he engineered a mass production manufacturing in various industries and designed products, he developed production lines, resolved manufacturing problems, he specialized in drawings, and directed installations.

Jack Riedel, CTO, Director. Mr. Riedel’s 25-year career in Silicon Valley is highlighted by six senior executive roles at early-stage, venture-backed, B2B enterprise software ventures. Two of these firms were successfully acquired, Clientelligence and HyCube; two are still growing, Resilient Networks and Brigade. Mr. Riedel builds high performance teams that execute very well, especially those devoted to the acquisition of new customers, and alliance partners for rapid, consistent revenue growth. In CEO, and VP level roles, he has consistently delivered against equity growth benchmarks for investors and has guided his firms from inception to multi-millions in revenues. He has served as a consultant to a number of venture capital firms in the US and abroad. He started his career at Wang Laboratories as a top sales representative after completing his marketing degree with an engineering emphasis from Michigan State University.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Management believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table:

Name and principal position (a)	As of June 31, 2017 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation ($) (g)	Nonqualified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation ($) (i)	Total ($) (j)
Adam Altahawi CEO, Director	(2)	70,000	-	35,250,000 (2)	-	-	-	-	-	-
Andy Altahawi President, CFO, Director	(3)	45,000	-	1,400,000 (3)	-	-	-	-		-
Son Bryant President, COO, Director	(4)	70,000	-	600,000 (4)	-	-	-	-		-
Jack Reidal CTO, Director	(5)	65,000	-	35,250,000 (5)	-	-	-	-	-	-
Franklin Ogele Share Cancelation	(6)	-	-	-400,000 (6)	-	-	-	-		-

(1)	The Company was incorporated in the State of Delaware on September 23, 2017
(2)

On September 15, 2016, the Company issued 35,250,000 shares restricted common stock with a par value of $.00001, presenting his equity position to our founder, President, CEO and Director, Adam Altahawi, Mr. Altahawi salary compensation will commence at the start of operation.

(3)

On September 15, 2016, the Company issued 400,000 shares restricted common stock with a par value of $.00001, to our Director, Andy Altahawi, for assuming the role of the CFO, and his salary compensation will commence at the start of operation.

(4) (5)

On September 15, 2016, the Company issued 1,200,000 shares restricted common stock with a par value of $.00001, to our COO/Chief Engineer, and his salary compensation will commence at the start of operation.

On January 15, 2018, the Company issued 300,000 shares restricted common stock with a par value of $.00001, to our CTO/Chief Technology Officer, and his salary compensation will commence at the start of operation.

(6)

On September 15, 2016, the Company previously issued 400,000 shares restricted common stock with a par value of $.00001, to Franklin Ogele, and has canceled the said 400,000 shares on October 30th, 2017, due to his departure from the company grounded on the board of director’s resolution.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors do not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them share common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 31, 2017 the Company has 37,250,000 of common stock issued and outstanding, which number of issued and outstanding shares have been used throughout this report.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Share of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Adam Altahawi	35,250,000	95%			95%

5% Shareholders	2,000,000	5%	-	-	5%

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain share may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the share). In addition, share are deemed to be beneficially owned by a person if the person has the right to acquire share (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of share deemed to include the amount of share beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding share of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On September 15, 2016, Adam Altahawi was appointed as President, Chief Executive Officer, financial officer and Director.

On September 15, 2016, the Company issued total of 35,250,000 shares restricted common stock with a par value of $.00001, presenting his equity position as a share to our founder, President, CEO and Director, Adam Altahawi.

On September 15, 2016, the Company issued total of 400,000 shares restricted common stock with a par value of $.00001, to our Director Andy Altahawi, and 600,000 shares restricted common stock with a par value of $.0000, to Andy Altahawi, for assuming the role as a CFO.

On September 15, 2016, the Company issued total of 1,200,000 shares restricted common stock with a par value of $.00001, to our COO/Chief Engineer, Son Bryant, and has canceled 600,000 shares on October 30th, 2017.

On September 15, 2016, the Company previously issued total of 400,000 shares restricted common stock with a par value of $.00001, to Franklin Ogele, and has canceled the said 400,000 shares on October 30th, 2017, due to his departure from the company in 2016.

On January 15, 2018, the Company issued total of 300,000 shares restricted common stock with a par value of $.00001, Jack Riedel                                            our CTO/Chief Technology Officer, director on November 15th, 2017.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officers or employees private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our Management plans to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our director and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the share of common stock offered hereby will retained by our CEO until we appoint a Transfer Agent.

The financial statements included in this offering circular and the Offering Statement have been prepared by our CFO, Andy Altahawi, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Offering Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

The Company’s intellectual property includes the FAA (A Type Certificate number A6SO - BA-42), blueprint, the acquired NASA study, design and trade secrets. The FAA certification in considered intellectual property in the aviation space, employee and third-party consultants have signed non-disclosure agreements with the company to further protect its proprietary rights. The company will apply for a patent to cover various proprietary designs in the future.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of two hundred million (200,000,000) share of Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”), one hundred million (100,000,000) share of Class B Common Stock, par value $0.00001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), fifty million (50,000,000) share of Class C Capital Stock, par value $0.00001 per share (the “Class C Capital Stock”), and fifty million (50,000,000) share of Preferred Stock, par value $0.00001 per share. We may endeavor to sell all 12,500,000 shares after this offering becomes qualified; each share is one class A common share “the share”. The price at which we, the company, offer these shares at a fixed price of $4 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. The Company will receive all proceeds from the sale of our common stock.

This prospectus permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances and the public, and there is no a minimum amount of shares we must sell so the money raised from the sale of our shares will go into especially established account by the company.

The shares are being offered directly by the Company and will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares.  No sales commission will be paid for shares sold by the company.

After the Offering Statement has been qualified by the Securities and Exchange Commission, the company will accept tenders of funds to purchase the shares. The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date. The funds tendered by potential investors will be held by a special propos bank account, and will be transferred to the company operating account upon Closing.

We are not selling the shares through commissioned sales agents or underwriters. We will use our existing website, www.tahawiaerospace.com, to provide notification of the Offering.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on www.IPOFLW.com.

IPOFLOW is owned and operated by Adamson Brothers, Corp., which is owned by our CFO Andy Altahawi. On or around May of 2017, Adamson Brothers, Corp., launched the www.ipoflow.com a marketing platform, to aid issuers in obtaining visibility for their Reg A SEC qualified offerings. IPOFLOW is not a legal entity; it is merely a marketing visibility platform that is owned and operated by Adamson Brothers, Corp.  The content, including legal documents, are the responsibility of the issuer’s management and their placement agents. There is no written agreement between Adamson Brothers and TACC to market this offering, Adamson Brothers will not be compensated for its marketing efforts in this offering.

Adamson Brothers, Corp., role in this offering is merely a filer/consultant and to take the company though the qualification process.  Adamson does not assist in identifying investors nor offer securities to the public. However, Adamson Brothers’ role ends after the offering circular is qualified by the Commission, the company will manage its own offering utilizing IPOFLOW.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

The Offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been subscribed, (2) the date which is one year from this Offering Statement being qualified by the Commission, or (3) the date at which the Offering is earlier terminated by the company in its sole discretion.

Common Stock

The holders of outstanding shares of Common Stock are not entitled to receive dividends. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Common Stock voting rights

Voting Rights. Voting Rights. (i) Except as otherwise provided in the charter or the bylaws or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation. (ii) Each holder of share of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. (iii) Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Options and Warrants

The management may at some future date decide that it is in the best interests of the shareholders to issue warrants. At the time of this filing, there are no immediate plans to issue, nor any outstanding warrants or options.

Convertible Shares

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding share of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Transfer Agent

At this time, we do not have a stock transfer agent however; in the future we intend to enlist the services of Colonial Stock Transfer Company, Inc.

TAHAWI Aerospace Corp. “TACC”

(A DEVELOPMENTAL STAGE COMPANY)

FINANCIAL STATEMENTS

For the period of September 15, 2016 (inception) ending December 31, 2016

CONTENTS:
Independent Auditor’s Report

Balance Sheet as of December 31, 2016

Statement of Operations for the period from September 15, 2016 (inception) to December 31, 2016

Statements of Stockholder's Deficit for the period from September 15, 2016 (inception) to December 31, 2016

Statements of Cash Flows for the period from September 15, 2016 (inception) to December 31, 2016

Notes and Supplemental Information to the Financial Statements as of December 31, 2016

INDEPENDENT AUDITOR’S REPORT

September 3, 2017

To: Board of Directors, Tahawi Aerospace Corp.

Attn: Andy Altahawi

Re: Initial year Financial Statement Audit (September 15, 2016 through December 31, 2016)

We have audited the accompanying financial statements of Tahawi Aerospace Corp. (a corporation organized in the State of Delaware) (the “Company”), which comprise the balance sheets as of December 31, 2016, and the related statements of income, retained earnings, and cash flows for the period from September 15, 2016 (inception) through December 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of its operations and its cash flows for the period of September 15, 2016 (inception) through December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act.  Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

 TAHAWI Aerospace Corp.

(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEET

As of December 31, 2016

ASSETS	December 31, 2016

Current Assets:
Cash	0
Total Current Assets	0

TOTAL ASSETS	0

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Note	45,000
Total Current Liabilities	45,000
Total Liabilities	45,000

Stockholders’ Equity
Common Stock, Par Value $0.00001, 200,000,000 Authorized; 37,250,000 Issued & Outstanding	373
Additional Paid-In Capital	(373)
Prior Accumulated Retained Earnings	0
Current net profit (loss)	(45,000)
Less: Dividends	0

Total Shareholders’ Equity	(45,000)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	0

The accompanying notes are an integral part of these financial statements

TAHAWI Aerospace Corp.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Period September 15, 2016 through December 31, 2016

Sep. 15, 2016 to Dec. 31, 2016

Revenue	0

Operating expenses:	45,000
Total operating expenses	45,000

Net Profit	(45,000)

Net loss per common share - basic and diluted:	(0.00)

Net loss per share attributable to common stockholders	(45,000)

Weighted-average number of common shares outstanding	37,250,000

The accompanying notes are an integral part of these financial statements.

TAHAWI Aerospace Corp.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S EQUITY

for the period of September 15, 2016 to December 31, 2016

	Common Stock		Additional Paid In Capital	Retained Earnings	Total Stockholder’s Equity
	Share	Amount
		$	$	$	$
Beginning Balance, September 15, 2016	-	-	-	-	-
Issuance of Common Stock $0.00001 Par Value	37,250,000	373	(373)
Net Income (Loss)	-			(45,000)

Ending Balance, December 31, 2016	37,250,000	373	(373)	(45,000)	(45,000)

The accompanying notes are an integral part of these financial statements.

TAHAWI Aerospace Corp.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CASH FLOWS

FROM THE PERIOD September 15, 2016 (inception) TO December 31, 2016

Sep. 15, 2016 to December 31, 2016

Cash Flows from Operating Activities

Net Income (loss)	(45,000)
Other changes in Balance Sheet Accounts	0
Total Cash Flow from Operating Activities	(45,000)

Cash Flows from Financing Activities
Common Stock issued	0
Related Party Loan	45,000

Total Cash Flows from Financing Activities	45,000

Net Increase In Cash	0

Cash – Beginning	0
Cash – Ending	0

The accompanying notes are an integral part of these financial statements.

NOTES AND SUPPLEMENTARY INFORMATION

For the period of September 15, 2016 (inception) through and as of December 31, 2016

Note 1.     Organization, History and Business

TAHAWI Aerospace Corp, a corporation formed under the laws of Delaware (the “Company”) began operations in 2016.  The Company is acquiring the assets of Mael Aircraft and will close on the assets upon a successful offering of securities under Title IV of the JOBS Act.

MAEL AIRCRAFT MANUFACTURING COMPANY assets consist of one FAA Type A (A Type Certificate number A6SO - BA-42) with modifications for 2 variations of prototype airplanes, one for four passenger, twin-engine aircraft and the other for- six passenger, twin-engine aircraft. Both certificate and prototype aircraft are included in the sale along with a partially assembled plane in the construction jig, a static plane model used to superimpose load factors for stress and structure, all dies, jigs and molds utilized to fabricate the airplane parts, enough formed parts for 1-3 aircraft frames and all available raw materials.

In addition, the Company will acquire all intellectual property rights and patents associated with the aircraft as well as all available blueprints, designs, catalog and card files and books used to construct the aircraft are also included in the sale. Originally these aircraft were part of a Sam Burns/Mississippi State University study to develop lightweight fuel-efficient passenger planes that could be converted to jets in the 1970s. Both aircraft feature twin reciprocating engines utilizing semi-monologue, an all-aluminum basic frame structure with fiberglass nose, tail, wing tips, fairings and cowls, a circular fuselage at mid-wing and a tail in a low drag design that is aerodynamically smooth construction. Also, a cabin air-operated stairway entrance opens into a depressed center walkway. The tricycle landing gear is hydraulically operated as well as fully retractable. Electrically operated flaps are slotted with a long lip and large radius. This FAA Type Certificate is "immediate production" ready and reflects several years' worth of extensive engineering and investment by NASA.

The Company is seeking to initially manufacture the five variations of its FAA certified prototype propeller aircraft, one for four passengers, twin-engine aircraft and the other for- six passengers, twin-engine aircraft.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight-line basis over the contractual term of period of the contract.

As of the reporting period, the Company has recognized $0 revenue.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

During the reporting period, the Company has recorded no accounts receivable or made any allowances for doubtful accounts.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common share that would have been outstanding if the potential common had been issued and if the additional common share were dilutive. Diluted earnings (loss) per share have not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Year End

The Company will use the calendar year end of December 31 for accounting and taxation purposes.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

12/31/2016
U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

12/31/2016
Deferred tax assets

Net operating gain/losses	$(45,000)

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance	$0

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2016.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period September 15, 2016 through December 31, 2016, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances and related party note.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as founders’ share as no cash was received in the issuance of the founders’ share:

On September 15, 2016 the Company issued 35,250,000 of its authorized common stock to Adam Altahawi as founders’ share.

On September 15, 2016 the Company issued 1,200,000 of its authorized common stock to Son Bryant as founders’ share. Mr. Son Bryant is the COO/Chief Engineer of TAHAWI aerospace.

On September 15, 2016 the Company issued 400,000 of its authorized common stock to Franklin Ogele as founders’ share.

On September 15, 2016 the Company issued 400,000 of its authorized common stock to Andy Altahawi as founders’ share.

Related Party Note:

Members of management have loaned money to cover the expenses and costs associated with starting the Company and other administrative activities.  These loans are informal in nature and do not have a stated interest rate or stated maturity date at this time.  Upon an issuance of capital under Title IV of the Jobs Act the Company may reimburse these members of management for their funds advanced.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of December 31, 2016, the Company had 37,250,000 share issued and outstanding.  The Company is authorized to issue up to 200,000,000 common share at $0.00001

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 8.  Subsequent Events

The Company has evaluated events and accounting standard pronouncements through September 3, 2017.  No additional disclosure is necessary at this time.

FINANCIAL STATEMENTS 2017

TAHAWI AEROSPACE CORP.

TAHAWI AEROSPACE CORP.

BALANCE SHEETS

As of June 30, 2017

ASSETS

CURRENT ASSETS:
Total Current Assets	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$10,000
Total Current Liabilities	$10,000

TOTAL LIABILITIES	$10,000

Commitments and contingencies

STOCKHOLDERS' DEFICIT

Common Stock:
1200,000,000 Class A share authorized, par value $.00001 per share; 37,250,000 share issued and outstanding as of June 30, 2017	$-
Additional paid-in capital	$-
Accumulated deficit	$(15,000)

TOTAL STOCKHOLDERS' DEFICIT	$(15,000)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

The accompanying share are an integral part of these financial statements.

TAHAWI AEROSPACE CORP.

STATEMENTS OF OPERATIONS

For the period
January 1st, 2017
to June 30, 2017
Revenues	$-

Operating Expenses	$15,000

Operating Loss	$(15,000)

Net Loss	$(15,000)

Basic income (loss) per common share for continuing operations	$(0.00075)

Basic weighted average common share outstanding	37,250,000

The accompanying share are an integral part of these financial statements.

TAHAWI AEROSPACE CORP.

STATEMENT OF CHANGE IN STOCKHOLDERS’ DEFICIT

						Additional		Total
	Preferred Stock			Common Stock		Paid-in	Accumulated	Shareholders'
	Share	Par		Share	Par	Capital	Deficit	Deficit

Opening Balance, January 1st, 2017	-		$-	-	$-	$0	$-	$-

Common share issued to founders				37,250,000	-			15,000
Common share issued for consulting				-	-			-
Contribution of expenses						-		-
				-	-
Net Loss							(15,000)	(15,000)
Balance, June 30, 2017		$		37,250,000	$-	$	$(15,000)	$(15.000)

The accompanying share are an integral part of these financial statements.

TAHAWI AEROSPACE CORP.

STATEMENTS OF CASH FLOWS

For the period
January, 2017
to June 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(15,000)
Adjustments to reconcile net income (loss)to net cash provided by (used in) operating activities:
Common share issued for services	37,250,000

Share cancelled
Changes in:
Accrued expenses	15000
Net cash provided by (used in) operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES
-
Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash (used in) provided by financing activities	-
Net increase in cash	-
Cash, beginning of period	-
Cash, end of period	-

NON-CASH TRANSACTIONS
Share issued for services	$37,250,000

The accompanying share are an integral part of these financial statements.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

On September 15, 2016, the Company issued 35,250,000 shares restricted common stock with a par value of $.00001, presenting his equity position to our founder, President, CEO and Director, Adam Altahawi, Mr. Altahawi salary compensation will commence at the start of operation.

On September 15, 2016, the Company issued 400,000 shares restricted common stock with a par value of $.00001, to our Director, Andy Altahawi, and has issued 1,000,000 shares Mr. Altahawi for assuming the role of the CFO, and his salary compensation will commence at the start of operation.

On September 15, 2016, the Company issued 1,200,000 shares restricted common stock with a par value of $.00001, to our COO/Chief Engineer, and has canceled 600,000 shares on October 30th, 2017, and his salary compensation will commence at the start of operation.

On January 15, 2018, the Company issued 300,000 shares restricted common stock with a par value of $.00001, to our CTO/Chief Technology Officer on November 15th, 2017, and his salary compensation will commence at the start of operation.

On September 15, 2016, the Company previously issued 400,000 shares restricted common stock with a par value of $.00001, to Franklin Ogele, and has canceled the said 400,000 shares on October 30th, 2017, due to his departure from the company grounded on the board of director’s decision.

EXHIBITS TO OFFERING STATEMENT

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as filed with the Delaware Secretary of State on September 15, 2017 (*)
1A-2B	Amended By-laws (1)
1A-12	Amended Legal Opinion & Consent (1)
1A-4 1A-11	Amended Sample Subscription Agreement (1) Consent of the Public Accountant (1)

(1) (*)	Filed herewith. Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sunny Isles Beach, FL on January 15, 2018.

TAHAWI AEROSPACE CORP.

By:	/s/ Adam Altahawi
Name:	Adam Altahawi
Title:	President, Chief Executive and financial Officer and Director
Date:	January 15, 2018

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Altahawi	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 15, 2018
Adam Altahawi

/s/ Andy Altahawi . Andy Altahawi	Vice President, Chief Financial Officer, and Director (Principal Executive Officer)	January 15, 2018

/s/ Jack Reidal . Andy Altahawi	Vice President, Chief Technology Officer, and Director.	January 15, 2018